KPMG
ALLIANZ LIFE INSURANCE COMPANY OF NEW YORK
Financial Statements and Supplemental Schedules
December 31, 2011 and 2010
(With Report of Independent Registered
Public Accounting Firm Thereon)

KPMG
Report of Independent Registered Public Accounting Firm

The Board of Directors and Stockholder

Allianz Life Insurance Company of New York:

We have audited the accompanying balance sheets of Allianz Life Insurance Company of New York (the Company) as of December 31, 2011 and 2010, and the related statements of operations, comprehensive income (loss), stockholder’s equity, and cash flows for each of the years in the three-year period ended December 31, 2011. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Allianz Life Insurance Company of New York as of December 31, 2011 and 2010, and the results of its operations and its cash flows for each of the years in the three-year period ended December 31, 2011, in conformity with U.S. generally accepted accounting principles.

As discussed in note 2 to the financial statements, the Company has changed its method of evaluating other-than-temporary impairments of fixed-maturity securities due to the adoption of new accounting requirements issued by the Financial Accounting Standards Board (FASB), as of January 1, 2009.

Our audits were made for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplementary information included in Schedules I, II, and III is presented for purposes of additional analysis and is not a required part of the basic financial statements. Such information has been subjected to the auditing procedures applied in the audits of the basic financial statements and, in our opinion, is fairly stated in all material respects in relation to the basic financial statements taken as a whole.

/s/ KPMG LLP

March 28, 2012

KPMG LLP is a Delaware limited liability partnership,
the U.S. member firm of KPMG International Cooperative
(“KPMG International”), a Swiss entity

ALLIANZ LIFE INSURANCE COMPANY OF NEW YORK
Balance Sheets
December 31, 2011 and 2010
(In thousands, except share data)
Assets	2011	2010
Investments:
Fixed-maturity securities, available-for-sale, at fair value
(amortized cost of $625,922 and $573,091, respectively)	$690,985	$610,062
Short-term securities	—	11,888
Policy loans	354	411
Total investments	691,339	622,361
Cash and cash equivalents	39,069	16,173
Accrued investment income	7,714	6,955
Receivables (net of allowance for uncollectible accounts
of $41 and $61, respectively)	11,771	5,826
Reinsurance recoverable	1,917	1,741
Deferred acquisition costs	91,187	61,106
Other assets	24,764	17,429
Assets, exclusive of separate accounts assets	867,761	731,591
Separate account assets	1,182,126	966,661
Total assets	$2,049,887	$1,698,252

                                                                   Continued

ALLIANZ LIFE INSURANCE COMPANY OF NEW YORK
Balance Sheets
December 31, 2011 and 2010
(In thousands, except share data)
Liabilities and Stockholder’s Equity	2011	2010
Policyholder liabilities:
Account balances and future policy benefit reserves	$715,257	$590,855
Policy and contract claims	3,202	2,757
Unearned premiums	1,466	1,366
Other policyholder funds	1,976	7,494
Total policyholder liabilities	721,901	602,472
Other liabilities	17,053	15,785
Liabilities, exclusive of separate account liabilities	738,954	618,257
Separate account liabilities	1,182,126	966,661
Total liabilities	1,921,080	1,584,918
Stockholder’s equity:
Common stock, $10 par value; 200,000 shares authorized, issued,
and outstanding at December 31, 2011 and 2010	2,000	2,000
Additional paid-in capital	52,500	32,500
Retained earnings	49,830	65,090
Accumulated other comprehensive income, net of tax	24,477	13,744
Total stockholder’s equity	128,807	113,334
Total liabilities and stockholder’s equity	$2,049,887	$1,698,252
See accompanying notes to financial statements.

ALLIANZ LIFE INSURANCE COMPANY OF NEW YORK
Statements of Operations
Years ended December 31, 2011, 2010, and 2009
(In thousands)
	2011	2010	2009
Revenue:
Premiums	$4,759	$5,104	$5,033
Policy fees	27,780	19,239	12,617
Premiums and policy fees, ceded	(1,648)	(1,779)	(1,869)
Net premiums and policy fees	30,891	22,564	15,781
Interest and similar income, net	32,584	27,328	24,590
Derivative loss	(8,116)	(10,267)	(6,417)
Realized investment gains (losses), net	1,605	869	(216)
Other revenue	1,865	1,056	530
Total revenue	58,829	41,550	34,268
Benefits and expenses:
Policyholder benefits	845	5,366	5,385
Change in fair value of annuity embedded
derivatives	62,356	3,932	(7,881)
Benefit recoveries	(1,213)	(1,052)	(1,833)
Net interest credited to account values	22,190	18,645	14,014
Net benefits	84,178	26,891	9,685
Commissions and other agent compensation	21,768	24,324	11,300
General and administrative expenses	18,194	8,155	8,229
Change in deferred acquisition costs, net	(39,425)	(21,158)	(4,413)
Total benefits and expenses	84,715	38,212	24,801
(Loss) income from operations
before income taxes	(25,886)	3,338	9,467
Income tax (benefit) expense:
Current	(3,723)	341	3,661
Deferred	(6,903)	(196)	(164)
Total income tax (benefit) expense	(10,626)	145	3,497
Net (loss) income	$(15,260)	$3,193	$5,970
Supplemental disclosures:
Realized investment gains (losses), net:
Total other-than-temporary impairment losses on securities	$(270)	$—	$—
Portion of loss recognized in other comprehensive income	—	—	—
Net impairment losses recognized in realized
investment gains (losses), net	(270)	—	—
Other net realized gains (losses)	1,875	869	(216)
Realized investment gains (losses), net	$1,605	$869	$(216)
See accompanying notes to financial statements.

ALLIANZ LIFE INSURANCE COMPANY OF NEW YORK
Statements of Comprehensive Income (Loss)
Years ended December 31, 2011, 2010, and 2009
(In thousands)
	2011	2010	2009
Net (loss) income	$(15,260)	$3,193	$5,970
Other comprehensive income (loss):
Unrealized gains on fixed-maturity securities:
Unrealized holding gains arising during the
period, net of effect of shadow adjustments of
$(11,580), $(10,156), and $(15,857), in 2011, 2010,
and 2009, respectively, and net of tax expense
of $(6,341), $(5,096), and $(7,126) in
2011, 2010, and 2009, respectively	11,776	9,463	13,236
Change in noncredit-related impairments on securities
during the period, net of effect of shadow adjustments
of $0, $41, and $(131), in 2011, 2010, and 2009,
respectively, and net of tax benefit (expense) of $0,
$21, and $(59), in 2011, 2010, and 2009, respectively	—	(38)	110
Adjustment for realized (gains) losses reclassified from
unrealized holding gains (losses), included in net
income (loss), net of tax benefit (expense), of $562,
$304, and $(76) in 2011, 2010, and 2009, respectively	(1,043)	(565)	140
Total other comprehensive income	10,733	8,860	13,486
Total comprehensive (loss) income	$(4,527)	$12,053	$19,456
See accompanying notes to financial statements.

ALLIANZ LIFE INSURANCE COMPANY OF NEW YORK
Statements of Stockholder’s Equity
Years ended December 31, 2011, 2010, and 2009
(In thousands)
				Accumulated
		Additional		other	Total
	Common	paid-in	Retained	comprehensive	stockholder’s
	stock	capital	earnings	income	equity
2009:
Balance, beginning of year	$2,000	$32,500	$43,093	$4,232	$81,825
Comprehensive income:
Net income	—	—	5,970	—	5,970
Net unrealized gain on
investments, net of
shadow adjustments
and deferred taxes	—	—	—	13,486	13,486
Total comprehensive
income					19,456
Adjustment to initially apply
new investment accounting
guidance, net of taxes and
shadow adjustments	—	—	12,834	(12,834)	—
Balance, end of year	$2,000	$32,500	$61,897	$4,884	$101,281
2010:
Balance, beginning of year	$2,000	$32,500	$61,897	$4,884	$101,281
Comprehensive income:
Net income	—	—	3,193	—	3,193
Net unrealized gain on
investments, net of
shadow adjustments
and deferred taxes	—	—	—	8,860	8,860
Total comprehensive
income					12,053
Balance, end of year	$2,000	$32,500	$65,090	$13,744	$113,334
2011:
Balance, beginning of year	$2,000	$32,500	$65,090	$13,744	$113,334
Comprehensive income:
Net loss	—	—	(15,260)	—	(15,260)
Net unrealized gain on
investments, net of
shadow adjustments
and deferred taxes	—	—	—	10,733	10,733
Total comprehensive
loss					(4,527)
Capital contribution	—	20,000	—	—	20,000
Balance, end of year	$2,000	$52,500	$49,830	$24,477	$128,807
See accompanying notes to financial statements.

ALLIANZ LIFE INSURANCE COMPANY OF NEW YORK
Statements of Cash Flows
Years ended December 31, 2011, 2010, and 2009
(In thousands)
	2011	2010	2009
Cash flows provided by (used in) operating activities:
Net (loss) income	$(15,260)	$3,193	$5,970
Adjustments to reconcile net (loss) income to net cash
provided by (used in) operating activities:
Realized investment (gain) loss	(1,605)	(869)	216
Unrealized (gain) loss on annuity-related reserves	(3,778)	(2,992)	3,185
Deferred federal income tax (benefit) expense	(6,903)	(196)	(164)
Charges to policy account balances	(252)	(265)	(238)
Interest credited to policy account balances	22,960	23,078	14,014
Amortization of discount, net	826	105	(141)
Change in:
Receivables and other assets	(8,569)	(6,711)	(3,744)
Reinsurance recoverable	(195)	(148)	(231)
Deferred acquisition costs	(39,425)	(21,158)	(4,413)
Future policy benefit reserves	69,516	11,114	(10,587)
Policy and contract claims	445	(249)	(289)
Unearned premiums	(72)	64	192
Other policyholder funds	(5,518)	5,652	(2,152)
Other assets and liabilities	(8,796)	(8,285)	9,193
Payable to (receivable from) parent	3,020	(5,435)	3,118
Total adjustments	21,654	(6,295)	7,959
Net cash provided by (used in) operating activities	6,394	(3,102)	13,929
Cash flows used in investing activities:
Purchase of fixed-maturity securities	(153,511)	(166,503)	(103,838)
Sale and other redemptions of fixed-maturity securities	99,459	47,199	35,093
Maturity of fixed-maturity securities	2,000	1,000	1,000
Net change in short-term securities	11,888	(11,888)	—
Other, net	57	(66)	(182)
Net cash used in investing activities	(40,107)	(130,258)	(67,927)
Cash flows provided by financing activities:
Policyholders’ deposits to account balances	55,819	152,478	54,582
Policyholders’ withdrawals from account balances	(25,012)	(24,113)	(20,132)
Policyholders’ net transfers between account balances	5,149	2,175	4,205
Change in amounts drawn in excess of bank balances	653	459	—
Contribution from parent	20,000	—	—
Net cash provided by financing activities	56,609	130,999	38,655
Net change in cash and cash equivalents	22,896	(2,361)	(15,343)
Cash and cash equivalents at beginning of year	16,173	18,534	33,877
Cash and cash equivalents at end of year	$39,069	$16,173	$18,534
See accompanying notes to financial statements.

ALLIANZ LIFE INSURANCE COMPANY OF NEW YORK

Notes to Financial Statements

December 31, 2011 and 2010

(In thousands, except security holdings quantities)

(1)	Organization

Allianz Life Insurance Company of New York (the Company) is a wholly owned subsidiary of Allianz Life Insurance Company of North America (Allianz Life), which is a wholly owned subsidiary of Allianz of America, Inc. (AZOA), which is a wholly owned subsidiary of Allianz Societas Europaea (Allianz SE), a European company incorporated in Germany.

The Company is a life insurance company licensed to sell annuity, accident and health, and group and traditional life policies in six states and the District of Columbia. Based on 2011 statutory net premium written, 99% of the Company’s business is annuity. Accident and health, and life insurance combined, amount to less than 1% of the Company’s business. The annuity business consists of variable, fixed interest, and fixed-indexed annuities representing 85%, 11%, and 4% of 2011 statutory net premium written, respectively. Accident and health business comprises primarily long-term care (LTC) insurance. During 2011, the Company discontinued selling fixed annuity products. During 2009, the Company discontinued selling LTC products. Life business comprises both traditional and group life and consists principally of term insurance policies. The Company’s primary distribution channels are through independent agents and third-party marketing organizations.

(2)	Summary of Significant Accounting Policies

(a)	Basis of Presentation

The Financial Statements have been prepared in accordance with U.S. generally accepted accounting principles (GAAP), which vary in certain respects from accounting practices prescribed or permitted by state insurance regulatory authorities.

(b)	Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make certain estimates and assumptions that affect reported amounts of assets and liabilities, including reporting or disclosure of contingent assets and liabilities as of the balance sheet date and the reported amounts of revenues and expenses during the reporting period. Future events, including changes in mortality, morbidity, interest rates, capital markets, and asset valuations could cause actual results to differ from the estimates used in the Financial Statements. Such changes in estimates are recorded in the period they are determined.

(c)	Investment Products and Universal Life Business

Investment products consist primarily of fixed and variable annuity products. Premium receipts are reported as deposits to the contract holders’ accounts. Policy fees on the Statements of Operations represent asset fees, cost of insurance charges, administrative fees, charges for guarantees on investment products, and surrender charges for investment products and universal life insurance. These fees have been earned and assessed against contract holders on a daily or monthly basis throughout the contract period and are recognized as revenue when assessed and earned. Amounts assessed that represent compensation to the Company for services to be provided in future periods are not earned in the period assessed. Such amounts are reported as unearned premiums and recognized in operations over the period benefited using the same assumptions and factors used to

 (Continued)

ALLIANZ LIFE INSURANCE COMPANY OF NEW YORK

Notes to Financial Statements

December 31, 2011 and 2010

(In thousands, except security holdings quantities)

amortize capitalized acquisition costs. Surrender charges are recognized upon surrender of a contract in accordance with contractual terms. Derivatives embedded in fixed-indexed and variable products are recorded at fair value and changes in value are included in change in fair value of annuity embedded derivatives on the Statements of Operations. Benefits consist of interest credited to contract holders’ accounts and claims incurred in excess of the contract holders’ account balance and are included in net interest credited to account values and policyholder benefits, respectively, on the Statements of Operations.

(d)	Life and Accident and Health Insurance

Premiums on traditional life products are recognized as earned when due. Benefits and expenses are associated with earned premiums so as to result in recognition of profits over the life of the contracts. This association is accomplished by establishing provisions for future policy benefits and deferring and amortizing related acquisition costs.

Accident and health premiums are recognized as earned on a pro rata basis over the risk coverage periods. Benefits and expenses are recognized as incurred.

(e)	Deferred Acquisition Costs

Acquisition costs, consisting of commissions and other costs that vary with and are primarily related to production of new business, are deferred to the extent recoverable from future policy revenues and gross profits. For interest-sensitive products and variable annuity contracts, acquisition costs are amortized in relation to the present value of expected future gross profits from investment margins and mortality, morbidity, and expense charges. Acquisition costs for accident and health insurance policies are deferred and amortized over the lives of the policies in the same manner as premiums are earned. For traditional life and group life products, such costs are amortized over the projected earnings pattern of the related policies using the same actuarial assumptions used in computing future policy benefit reserves. Deferred acquisition costs (DAC) are reviewed for recoverability, at least annually, and adjusted when necessary. Recoverability is evaluated separately for fixed annuities, variable annuities, and life insurance products. Evaluating recoverability is a two-step process where current policy year issues are evaluated, and then in-force policies are evaluated. Before assessing recoverability, DAC is capped, if necessary, such that the balance cannot exceed the original capitalized costs plus interest.

Adjustments to DAC are made to reflect the corresponding impact on the present value of expected future gross profits from unrealized gains and losses on available-for-sale investments used to support policyholder liabilities (commonly known as shadow DAC). These adjustments are included in accumulated other comprehensive income and are explained further in the investments section of this note.

Changes in assumptions can have an impact on the amount of DAC reported for annuity and life insurance products and their related amortization patterns. In the event experience differs from assumptions or assumptions are revised, the Company is required to record an increase or decrease in DAC amortization expense (DAC unlocking). In general, increases in the estimated investment spreads and fees result in increased expected future profitability and may lower the rate of DAC

 (Continued)

ALLIANZ LIFE INSURANCE COMPANY OF NEW YORK

Notes to Financial Statements

December 31, 2011 and 2010

(In thousands, except security holdings quantities)

amortization, while increases in costs of product guarantees, and lapse/surrender and mortality assumptions reduce the expected future profitability of the underlying business and may increase the rate of DAC amortization.

The Company formally evaluates the appropriateness of the best-estimate assumptions on an annual basis. If the economic environment or policyholder behavior changes quickly and substantially, assumptions will be reviewed more frequently to affirm best estimates. Any resulting DAC unlocking is reflected prospectively as a change in DAC, net on the Statements of Operations.

Adjustments may also be made to the estimated gross profits related to DAC that correspond with deferred annuities and universal life products for investment activity, such as write-downs on other-than-temporarily impaired fixed-maturity securities. Management action may include assumption changes in the DAC models, such as adjustments to expected future gross profits used, as well as in-force management action such as crediting rate changes or index rate cap adjustments. This approach applies to fixed-maturity securities purchased as investment-grade only and not noninvestment-grade items that were purchased with other yield considerations. See further discussion of DAC unlocking in note 7.

The Company assesses internal replacements on insurance contracts to determine whether such modifications significantly change the contract terms. An internal replacement represents a modification in product benefits, features, rights, or coverage that occurs by the exchange of an insurance contract for a new insurance contract, or by amendment, endorsement, or rider to a contract, or by the election of a feature or coverage within a contract. If the modification substantially changes the contract, the remaining DAC on the original contract are immediately expensed and any new DAC on the replacement contract are deferred. If the contract modification does not substantially change the contract, DAC amortization on the original contract continues and any new acquisition costs associated with the modification are immediately expensed.

(f)	Deferred Sales Inducements

Sales inducements are product features that enhance the investment yield to the contract holder on the contract. The Company offers two types of sales inducements on certain universal life and annuity contracts. The first type, an immediate bonus, increases the account value at inception, and the second type, a persistency bonus, increases the account value at the end of a specified period.

Annuity sales inducements are deferred as paid or credited to contract holders and life sales inducements are deferred and recognized as part of the liability for policy benefits. Deferred sales inducements (DSI) is reported in other assets in the Balance Sheets. They are amortized over the expected life of the contract in a manner similar to DAC and are reviewed annually for recoverability. DSI capitalization and amortization is recorded in policyholder benefits on the Statements of Operations.

Adjustments to DSI are made to reflect the estimated corresponding impact on the present value of expected future gross profits from unrealized gains and losses on available-for-sale investments used to support policyholder liabilities (commonly known as shadow DSI). These adjustments are

 (Continued)

ALLIANZ LIFE INSURANCE COMPANY OF NEW YORK

Notes to Financial Statements

December 31, 2011 and 2010

(In thousands, except security holdings quantities)

included in accumulated other comprehensive income and are explained further in the Investments section of this note.

Adjustments may also be made to DSI related to deferred annuities for investment activity, such as write-downs on other-than-temporarily impaired fixed-maturity securities. Management action may include assumption changes in the DSI models, such as adjustments to expected future gross profits used, as well as policyholder changes, such as credited rate changes. This approach applies to fixed-maturity securities purchased at investment-grade only and not noninvestment-grade items that were purchased with other yield considerations.

(g)	Account Balances and Future Policy Benefit Reserves

Policy and contract account balances for interest-sensitive products, which include universal life and fixed deferred annuities, are generally carried at accumulated contract values. For fixed-indexed annuity products, the policyholder obligation is divided into two parts: the first part representing the value of the underlying base contract (host contract); and the second part representing the fair value of the expected index benefit over the life of the contract. The host contract is valued using principles consistent with similar deferred annuity contracts without an index benefit. The index benefit is valued at fair value using current capital market assumptions, such as index and volatility, to estimate future index levels. The index benefit valuation is also dependent upon estimates of future policyholder behavior. The Company must include provisions for the Company’s own credit risk and for risk that the Company’s assumptions about policyholder activity could differ from actual experience. The fair value determination of the index benefit is sensitive to the economic market and interest rate environment, as it is discounted at current market interest rates. There is volatility in this liability due to these external market sensitivities.

Policy and contract account balances for variable annuity products are carried at accumulated contract values. Future policy benefit reserves for any death and income benefits that may exceed the accumulated contract values are established using a range of economic scenarios and are accrued using assumptions consistent with those used in estimating gross profits for purposes of amortizing DAC. Future policy benefit reserves for accumulation and withdrawal benefits that may exceed account values are established using capital market assumptions, such as index and volatility, along with estimates of future policyholder behavior.

Future policy benefit reserves on traditional life products are computed by the net level-premium method based upon estimated future investment yield, mortality, and withdrawal assumptions, commensurate with the Company’s experience, modified as necessary to reflect anticipated trends, including possible unfavorable deviations. Most life reserve interest assumptions range from 3.0% to 6.0%.

(h)	Policy and Contract Claims

Policy and contract claims include the liability for claims reported but not yet paid, claims incurred but not yet reported (IBNR), and claim settlement expenses on the Company’s accident and health business. Actuarial reserve development methods are generally used in the determination of IBNR liabilities. In cases of limited experience or lack of credible claims data, loss ratios are used to

 (Continued)

ALLIANZ LIFE INSURANCE COMPANY OF NEW YORK

Notes to Financial Statements

December 31, 2011 and 2010

(In thousands, except security holdings quantities)

determine an appropriate IBNR liability. Claim and IBNR liabilities of a short-term nature are not discounted, but those claim liabilities resulting from disability income or long-term care benefits include interest and mortality discounting.

(i)	Reinsurance

The Company assumes and cedes business with other insurers. Reinsurance premium and benefits paid or provided are accounted for in a manner consistent with the basis used in accounting for original policies issued and the terms of the reinsurance contracts and are included in premiums and policy fees, ceded, and benefit recoveries, respectively, on the Statements of Operations. Insurance liabilities are reported before the effects of reinsurance. Account balances and future policy benefit reserves, and policy and contract claims covered under reinsurance contracts are recorded as a reinsurance recoverable on the Balance Sheets. Amounts paid or deemed to have been paid for claims covered by reinsurance contracts are recorded as receivables on the Balance Sheets. Reinsurance recoverables are recognized in a manner consistent with the liabilities related to the underlying reinsured contracts. Amounts due to other insurers on assumed business is recorded as a reinsurance payable, and are included in other liabilities on the Balance Sheets.

A gain recognized when the Company enters into a coinsurance agreement with a third-party reinsurer is deferred and recorded in other liabilities on the Balance Sheets. Such gains are amortized into operations over either the revenue-producing period or the claims run-off period, as appropriate, of the related reinsured policies. These amortized gains are recorded in other revenue on the Statements of Operations.

(j)	Investments

The Company classifies certain fixed-maturity securities as “available-for-sale.” Accordingly, the securities are carried at fair value, and related unrealized gains and losses are credited or charged directly to accumulated other comprehensive income in stockholder’s equity, net of tax and related adjustments to DAC and DSI (commonly referred to as shadow adjustments). The adjustments to DAC and DSI represent the change in amortization that would have been required as a charge or credit to operations had such unrealized amounts been realized.

In accordance with the investment policy, the Company invests primarily in high-grade marketable securities. Dividends are accrued on the date they are declared, and interest is accrued as earned. Premiums or discounts on fixed-maturity securities are amortized using the constant yield method.

Mortgage-backed securities and structured securities are amortized using anticipated prepayments. Prepayment assumptions for loan-backed securities are obtained from various external sources or internal estimates. The Company believes these assumptions are consistent with those a market participant would use. The Company recognizes income using a constant effective yield method based on prepayment assumptions and the estimated economic life of the securities. When estimated prepayments differ significantly from anticipated prepayments, the effective yield is recalculated to reflect actual payments to date and anticipated future payments using the retrospective method. Any resulting adjustment is included in interest and similar income, net on the Statements of Operations.

 (Continued)

ALLIANZ LIFE INSURANCE COMPANY OF NEW YORK

Notes to Financial Statements

December 31, 2011 and 2010

(In thousands, except security holdings quantities)

Short-term securities are carried at amortized cost, which approximates fair value. Policy loan balances, which are supported by the underlying cash value of the policies, are carried at unpaid principal balances, which approximate fair value.

The fair value of fixed-maturity securities are obtained from third-party pricing sources wherever possible, except for short-term securities, which are priced at amortized cost. Prices obtained from third-party pricing sources are analytically reviewed by our portfolio custodian for reasonableness. An Independent Price Verification (IPV) process ensures security pricing is obtained from a third-party source other than the sources used by the investment managers. The process establishes reliance on the valuation for the securities. In addition, the IPV function verifies the reasonableness of price overrides and challenges by the investment managers and reviews pricing for appropriateness. Results of the IPV are reviewed by the Allianz Life Pricing Committee.

Realized gains and losses are computed based on sale lots with the highest cost basis on the trade date. Those lots are sold first. The Company adjusts DAC and DSI for unrealized gains and losses on available-for-sale investments that support policyholder liabilities. Changes in the fair value of available-for-sale investments are reflected as a direct charge or credit to accumulated other comprehensive income, net of tax on the Balance Sheets, net of related adjustments for DAC, DSI, and deferred taxes that would have been recorded if these investments had been sold as of the balance sheet dates.

The Company reviews the available-for-sale investment portfolio each quarter to determine whether or not declines in fair value are other-than-temporary. The Company continues to evaluate factors in addition to average cost and fair value, including credit quality, the extent and duration of the decline, market analysis, current events, recent price declines, likelihood of recovery in a reasonable period of time, and management’s judgment, to determine whether fixed-income securities are considered other-than-temporarily impaired. In addition, the Investments – Debt and Equity Securities Topic of the Financial Accounting Standards Board (FASB) Accounting Standards Codification (Codification) requires that the Company evaluate other-than-temporary impairments on available-for-sale fixed-maturity securities based on additional factors. Specifically, declines in value resulting from changes in risk-free interest rates must also be considered.

When the fair value of a fixed-maturity security is less than its amortized cost, the Company assesses whether or not: (i) it has the intent to sell the security or (ii) it is more likely than not that the Company will be required to sell the security before its anticipated recovery. The Company evaluates these factors to determine whether the Company or any of its investment managers have an intent to sell a security or a group of securities. Additionally, the Company performs a cash flow projection for several years to determine whether cash needs would require the sale of any securities. If either of these conditions is met, the Company must recognize an other-than-temporary impairment for the difference between the investment’s amortized cost basis and its fair value through earnings. For securities that do not meet the above criteria, and the Company does not expect to recover a security’s amortized cost basis, the security is considered other-than-temporarily impaired. For these securities, the Company separates the total impairment into the credit loss component and the amount of the loss related to other factors. The amount of the total impairment related to credit loss

 (Continued)

ALLIANZ LIFE INSURANCE COMPANY OF NEW YORK

Notes to Financial Statements

December 31, 2011 and 2010

(In thousands, except security holdings quantities)

is considered an other-than-temporary impairment and is recognized in realized investment gains (losses), net on the Statements of Operations. The amount of the total impairment related to other factors is recognized in other comprehensive income, net of impacts to DAC, DSI, and deferred income taxes. For available-for-sale securities that have recognized an other-than-temporary impairment through earnings, if through subsequent evaluation there is a significant increase in the cash flow expected, the difference between the amortized cost basis and the discounted cash flows expected to be collected is accreted as interest income. Subsequent increases and decreases not related to additional credit losses in the fair value of available-for-sale securities are included in accumulated other comprehensive income, included as a separate component in the Statements of Comprehensive Income (Loss).

The Company evaluates whether a credit loss exists by considering primarily the following factors: (a) the length of time and extent to which the fair value has been less than the amortized cost of the security; (b) changes in the financial condition, credit rating, and near-term prospects of the issuer; (c) whether the issuer is current on contractually obligated interest and principal payments; (d) changes in the financial condition of the security’s underlying collateral, if any; and (e) the payment structure of the security. The Company uses a probability-weighted cash flow model for corporate bonds to determine the credit loss amount. This measurement is a quantitative and qualitative process that incorporates information received from third-party sources along with certain internal assumptions and significant judgments regarding the future performance of the security. The Company’s probability-weighted cash flow model involves assumptions including, but not limited to, various performance indicators, such as historical and projected default and recovery rates, credit ratings, and current delinquency rates. For structured securities, the Company selects a probability-weighted or best estimate cash flow model depending on the specifics of the individual security and the information available to measure the expected cash flows of the underlying collateral. In the event that sufficient information is not available to measure the expected cash flows of a structured security in a timely manner due to a lack of available information on the valuation date, the entire decline in fair value is considered to be related to credit loss.

The Company provides a supplemental disclosure on its Statements of Operations that presents the total other-than-temporary impairment losses recognized during the period less the portion of other-than-temporary impairment losses recognized in other comprehensive income to equal the credit-related portion of other-than-temporary impairments that were recognized in earnings during the period. The portion of other-than-temporary losses recognized in other comprehensive income includes the portion of other-than-temporary impairment losses related to factors other than credit recognized during the period, offset by reclassifications of other-than-temporary impairment losses previously determined to be related to factors other than credit that are determined to be credit related in the current period. The amount presented in the supplemental disclosure on the Statements of Operations as the portion of other-than-temporary losses recognized in other comprehensive income excludes subsequent increases and decreases in the fair value of these securities.

Impairments in the value of securities held by the Company, considered to be other-than-temporary, are recorded as a reduction of the cost of the security, and a corresponding realized loss is recognized

 (Continued)

ALLIANZ LIFE INSURANCE COMPANY OF NEW YORK

Notes to Financial Statements

December 31, 2011 and 2010

(In thousands, except security holdings quantities)

on the Statements of Operations. The Company adjusts DAC and DSI for impairments on securities, as discussed in their respective sections of this note.

(k)	Futures Contracts

The Company provides additional benefits through certain life and annuity products, which are linked to the growth in the Standard and Poor’s (S&P) 500 Index and the NASDAQ 100 Index. The Company has analyzed the characteristics of these benefits and uses exchange-traded futures contracts tied to an appropriate underlying index with similar characteristics with the objective to economically hedge these risks. The Company uses exchange-traded futures contracts with the objective to increase the effectiveness of the economic hedge. Management monitors in-force amounts and futures contract values to ensure matching and to identify mismatches. If persistency assumptions were to deviate significantly from anticipated rates, management would purchase or sell futures contracts as deemed appropriate or take other actions.

Futures contracts do not require an initial cash outlay and the Company has agreed to daily net settlement based on movements of the representative index. Therefore, no asset or liability is recorded on the Balance Sheets. Gains and/or losses on futures contracts are included in derivative loss on the Statements of Operations.

(l)	Receivables

Receivable balances (contractual amount less allowance for doubtful accounts) approximate estimated fair values, which are based on pertinent information available to management as of year-end, including the financial condition and creditworthiness of the parties underlying the receivables. Receivable balances are monitored and allowances for doubtful accounts are maintained based on the nature of the receivable, and the Company’s assessment of the ability to collect. The allowance is estimated by aging the balances due from individual parties and generally setting up an allowance for any balances that are more than 90 days old.

(m)	Income Taxes

The Company and the Company’s parent, Allianz Life, file a consolidated federal income tax return with AZOA and all of its wholly owned subsidiaries. The consolidated tax allocation agreement stipulates that each company participating in the return will bear its share of the tax liability pursuant to certain tax allocation elections under the Internal Revenue Code and its related regulations, and that reimbursement will be in accordance with an intercompany tax reimbursement arrangement. The Company generally will be paid for the tax benefit on its losses and any other tax attributes to the extent it could have obtained a benefit against the Company’s post-1990 separate return tax liability.

The Company provides for federal income taxes based on amounts the Company believes it ultimately will owe. Inherent in the provision for federal income taxes are estimates regarding the deductibility of certain items and the realization of certain tax credits. In the event the ultimate deductibility of certain items or the realization of certain tax credits differs from estimates, the Company may be required to significantly change the provision for federal income taxes recorded on the Balance Sheets. Any such change could significantly affect the amounts reported on the

 (Continued)

ALLIANZ LIFE INSURANCE COMPANY OF NEW YORK

Notes to Financial Statements

December 31, 2011 and 2010

(In thousands, except security holdings quantities)

Statements of Operations. Management uses best estimates to establish reserves based on facts and circumstances regarding tax exposure items where the ultimate deductibility is open to interpretation. Quarterly, management evaluates the appropriateness of such reserves based on any developments specific to their fact patterns. Information considered includes results of completed tax examinations, Technical Advice Memorandums, and other rulings issued by the Internal Revenue Service (IRS) or the tax courts.

The Company utilizes the asset and liability method of accounting for income tax. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in operations in the period that includes the enactment date. Valuation allowances are established when it is determined that it is more likely than not that the deferred tax asset will not be fully realized or that the related temporary differences, such as other-than-temporary impairments, will not reverse over time (see further discussion in note 12).

(n)	Separate Accounts and Annuity Product Guarantees

The Company issues variable annuity contracts through its separate accounts for which investment income and investment gains and losses accrue directly to, and investment risk is borne by, the contract holder. The Company recognizes gains or losses on transfers from the general account to the separate accounts at fair value to the extent of contract holder interests in separate accounts, which are offset by changes in contract holder liabilities. The Company also issues variable annuity contracts through its separate accounts, where the Company provides certain contractual guarantees to the contract holder. These guarantees are in the form of a guaranteed minimum death benefit (GMDB), a guaranteed minimum income benefit (GMIB), a guaranteed minimum accumulation benefit (GMAB), and a guaranteed minimum withdrawal benefit (GMWB). These guarantees provide for benefits that are payable to the contract holder in the event of death, annuitization, or at specified dates during the accumulation period.

Separate account assets supporting variable annuity contracts represent funds for which investment income and investment gains and losses accrue directly to contract holders. Each fund has specific investment objectives, and the assets are carried at fair value. The assets of each account are legally segregated and are not subject to claims that arise out of any of the other business of the Company. Separate account assets and liabilities are reported as summary totals on the Balance Sheets. Amounts charged to the contract holders for mortality and contract maintenance are included in policy fees on the Statements of Operations. These fees have been earned and assessed against contract holders on a daily or monthly basis throughout the contract period and are recognized as revenue when assessed and earned. Changes in GMDB and GMIB are calculated in accordance with the Financial Services – Insurance Topic of the Codification, and are included in policyholder benefits on the Statements of Operations. GMAB and GMWB are considered to be embedded derivatives under the Derivatives and Hedging Topic of the Codification, and the changes in these

 (Continued)

ALLIANZ LIFE INSURANCE COMPANY OF NEW YORK

Notes to Financial Statements

December 31, 2011 and 2010

(In thousands, except security holdings quantities)

embedded derivatives are included in change in fair value of annuity embedded derivatives on the Statements of Operations.

The GMDB net amount at risk is defined as the guaranteed amount that would be paid upon death, less the current accumulated contract holder account value. The GMIB net amount at risk is defined as the current amount that would be needed to fund expected future guaranteed payments less the current contract holder account value, assuming that all benefit selections occur as of the valuation date. The GMAB net amount at risk is defined as the current amount that would be added to the contracts less the current contract holder account value. The GMWB net amount at risk is defined as the current accumulated benefit base amount less the current contract holder account value.

The GMDB provides a specified minimum return upon death. The survivor has the option to terminate the contract or continue it and have the death benefit paid into the contract. The Company’s GMDB options have the following features:

•	Return of Premium: Provides the greater of account value or total deposits made to the contract, less any partial withdrawals and assessments.

•	Reset: Provides the greater of a return of premium death benefit or the most recent five-year anniversary account value (prior to age 81), adjusted for withdrawals.

•
Ratchet: Provides the greater of a return of premium death benefit or the highest specified anniversary account value (prior to age 81), adjusted for withdrawals. There are three versions of ratchet, with the difference based on the definition of anniversary: quarter, evaluated quarterly; annual, evaluated annually; and six-year, evaluated every sixth year.

The GMIB is a living benefit that provides the contract holder with a guaranteed annuitization value. The GMIB features are:

•	Return of Premium: Provides the greater of account value or total deposits made to the contract, less any partial withdrawals and assessments.

•
Rollup: Provides an annuitization value equal to the greater of account value and premiums, adjusted for withdrawals accumulated with a compound interest rate, which is subject to a cap for certain interest rates and products.

The GMDB and GMIB liabilities are determined each period by estimating the expected future claims in excess of the associated account balances. The Company regularly evaluates estimates and adjusts the additional liability balance, with a related charge or credit to policyholder benefits on the Statements of Operations, if actual experience or other evidence suggests that earlier assumptions should be revised.

The following assumptions were used to determine the GMDB and GMIB liabilities as of December 31, 2011 and 2010:

•	100 stochastically generated investment performance scenarios.

 (Continued)

ALLIANZ LIFE INSURANCE COMPANY OF NEW YORK

Notes to Financial Statements

December 31, 2011 and 2010

(In thousands, except security holdings quantities)

•	Mean investment performance assumption was 7.6% and 8.0% for 2011 and 2010, respectively.

•	Volatility assumption was 13.7%.

•	Mortality assumption of 97.3% and 98.0% of the Annuity 2000 Mortality Table for all Vision products for 2011 and 2010, respectively, and 50% of the 1994 MGDB Mortality Table for all other products.

•	Lapse rates vary by contract type and duration. Spike rates could approach 40%, with an ultimate rate around 15%.

•	Discount rates vary by contract type and are equal to an assumed long-term investment return (7.6%), less the applicable mortality and expense rate.

•	GMIB contracts contain a dynamic lapse assumption. For example, if the contract is projected to have a large additional benefit, then it becomes less likely to lapse.

The GMAB is a living benefit that provides the contract holder with a guaranteed value that was established at least five years prior at each contract anniversary. This benefit is first available at the fifth contract anniversary, seventh contract anniversary, or tenth contract anniversary depending on the type of contract. Depending on the contract holder’s selection at issue, this value may be either a return of premium or may reflect market gains, adjusted at least proportionately for withdrawals. The contract holder also has the option to reset this benefit.

The GMWB is a living benefit that provides the contract holder with a guaranteed amount of income in the form of partial withdrawals. The benefit is payable provided the covered person is between the specified ages in the contract. The benefit is a fixed rate (depending on the age of the covered person) multiplied by the benefit base in the first year the benefit is taken and contract value in following years. The benefit does not decrease if the contract value decreases due to market losses. The benefit can decrease if the contract value is reduced by withdrawals. The benefit base used to calculate the initial benefit is the maximum of the contract value, the quarterly anniversary value, or the guaranteed annual increase of purchase payments (capped at twice the total purchase payments).

The GMAB and GMWB liabilities are determined each period as the difference between expected future claims and the expected future profits. One result of this calculation is that these liabilities can be negative (contra-liability). The Company regularly evaluates estimates used and adjusts the additional liability balance, with a related charge or credit to change in fair value of annuity embedded derivatives on the Statements of Operations, if experience or other evidence suggests that earlier assumptions should be revised. Products featuring these benefits were first issued in 2007. In the calendar year that a product launches, the reserves are set to zero, until the policy’s first anniversary date.

The following assumptions were used to determine the GMAB and GMWB liabilities as of December 31, 2011 and 2010:

•	1000 stochastically generated investment performance scenarios.

 (Continued)

ALLIANZ LIFE INSURANCE COMPANY OF NEW YORK

Notes to Financial Statements

December 31, 2011 and 2010

(In thousands, except security holdings quantities)

•	Market volatility assumption varies by fund type and grades from a current volatility number to a long-term assumption over four years as shown below:

2011		Long -term
	Current	forward
Fund index type	volatility	volatility
Large cap	27.0%	19.0%
Bond	3.4	4.1
International	31.7	24.6
Small cap	35.3	20.5
Cash	—	—

2010		Long-term
	Current	forward
Fund index type	volatility	volatility
Large cap	21.2%	19.0%
Bond	3.4	4.7
International	24.3	25.0
Small cap	27.7	20.1
Cash	—	—

•	Mortality assumption of 97.3% and 98.0% of the Annuity 2000 Mortality Table for all Vision products for 2011 and 2010, respectively, and 50% of the 1994 MGDB Mortality Table for all other products.

•	Lapse rates vary by contract type and duration. Spike rates could approach 40%, with an ultimate rate around 15%.

•	Discount rates are the current month’s U.S. Treasury rates plus a company specific spread.

The Company issues fixed-indexed annuities with a GMWB as an optional rider. The GMWB has a roll-up feature. The net amount at risk is partially limited because the contract holder account value has an annual credit that is floored at zero. Since the account value cannot decrease, in contrast to a variable annuity, the difference between the withdrawal value and the account value will not diverge to the degree that is possible in a variable annuity.

(o)	Permitted Statutory Accounting Practices

The Company is required to file annual statements with insurance regulatory authorities, which are prepared on an accounting basis prescribed or permitted by such authorities. Prescribed statutory accounting practices include state laws, regulations, and general administrative rules, as well as a variety of publications of the National Association of Insurance Commissioners (NAIC). Permitted statutory accounting practices encompass all accounting practices that are not prescribed; such

 (Continued)

ALLIANZ LIFE INSURANCE COMPANY OF NEW YORK

Notes to Financial Statements

December 31, 2011 and 2010

(In thousands, except security holdings quantities)

practices differ from state to state, may differ from company to company within a state, and may change in the future. The Company did not have any permitted practices in effect in 2011.

(p)	Recently Issued Accounting Pronouncements – Adopted

In July 2010, the FASB issued guidance, which increases disclosures that entities must make about the credit quality of financing receivables and the allowance for credit losses. A finance receivable is defined as a contractual right to receive money on demand or on fixed or determinable dates that is recognized as an asset in the Company’s Balance Sheets. Entities are required to provide disclosures for both the finance receivables and related allowance for credit losses at disaggregated levels. The level of disaggregation is determined by the portfolio segment and class of a financing receivable. A portfolio segment is defined as the level at which an entity develops and documents a systematic method for determining its allowance for credit losses. Classes of financing receivables generally are a disaggregation of a portfolio segment. Additional guidance is provided to determine the appropriate level of disaggregation. The disclosures as of the end of a reporting period are effective for interim and annual periods ending on or after December 15, 2010. The disclosures about the activity that occurs during a reporting period are effective for interim and annual periods beginning on or after December 15, 2010. In January 2011, the FASB deferred the effective date of disclosures about troubled debt restructurings included in this guidance. The Company included the disclosures as of December 31, 2011 and 2010, in note 6. There was no financial impact on the Company’s Financial Statements as this relates to disclosures only.

In April 2010, the FASB issued guidance clarifying how investments held through separate accounts affect an insurer’s consolidation analysis of those investments. An insurance enterprise should not consider any separate account interests in an investment held for the benefit of policy holders to be the insurer’s own interests. Accordingly, the insurer should not combine those interests with its general account interest in the same investment when assessing the investment for consolidation unless the separate account investments are held by a related party. This clarification also provides guidance on how an insurer should consolidate an investment fund in situations in which the insurer concludes that consolidation is required. The guidance is effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2010. The Company adopted this guidance on January 1, 2011, and there was no impact on the Company’s Financial Statements.

In January 2010, FASB updated guidance within the Fair Value Measurements and Disclosures Topic of the Codification. The guidance requires additional disclosures for the transfers in and out of Level 1 and Level 2 fair value measurements as well as more detailed disclosures regarding purchases, sales, issuances, and settlements in the roll forward of Level 3 fair values. The guidance also clarifies existing disclosures and suggests that an entity should provide fair value measurement disclosures for each class of assets and liabilities. A class is often a subset of assets or liabilities within a line item in the statement of financial position. An entity needs to use judgment in determining the appropriate classes of assets and liabilities. An entity should provide disclosures about the valuation techniques and inputs used to measure fair value for both recurring and nonrecurring fair value measurements. Those disclosures are required for fair value measurements that fall in either Level 2 or Level 3. The guidance is effective for fiscal years beginning after December 15, 2009, except for the gross presentation of the Level 3 roll forward, which is required

 (Continued)

ALLIANZ LIFE INSURANCE COMPANY OF NEW YORK

Notes to Financial Statements

December 31, 2011 and 2010

(In thousands, except security holdings quantities)

for annual reporting periods beginning after December 15, 2010. The Company adopted this guidance as of December 31, 2010, except for the gross presentation of the Level 3 roll forward, which was adopted as of January 1, 2011, and there was no financial impact on the Company’s Financial Statements as it relates to disclosures only.

In April 2009, the FASB issued guidance on the recognition and presentation of other-than- temporary impairments in debt securities within the Investments – Debt and Equity Securities Topic of the Codification. The guidance specifies that if an entity does not have the intent to sell a debt security and it is more likely than not that it will not have to sell the debt security prior to recovery; the security would not be considered other-than-temporarily impaired unless there is a credit loss. If an entity either intends to sell or it is more likely than not it will be required to sell a debt security before recovery, the entire impairment must be recognized in earnings. If an entity neither intends to sell the security nor is it more likely than not that it will be required to sell the security but does not expect to recover the entire amortized cost basis, the impairment must be separated into two components: (1) The amount attributed to the credit loss, which must be recognized in earnings; and (2) All other amounts, which must be recognized in other comprehensive income. The guidance requires presentation of both the credit and noncredit portions of other-than-temporary impairments. The guidance requires disclosures that provide an understanding of the types of debt and equity securities held, including investments in an unrealized loss position for which an other-than-temporary impairment has or has not been recognized. The guidance is effective for interim and annual reporting periods ending after June 15, 2009. At the date of adoption, the portion of previously recognized other-than-temporary impairments that represents the noncredit related loss component shall be recognized as a cumulative effect of adoption with an adjustment to the opening balance of retained earnings and a corresponding adjustment to accumulated other comprehensive income. The Company adopted the guidance as of January 1, 2009, and recorded a cumulative effect increase to the opening balance of retained earnings of $12,834, net of DAC and DSI amortization of $17,938 and $1,342, respectively, and deferred income taxes of $6,910, and a corresponding decrease to accumulated other comprehensive income, net of tax.

(q)	Recently Issued Accounting Pronouncements – To Be Adopted

In December 2011, the FASB issued guidance that amended the Disclosures about Offsetting Assets and Liabilities Topic in the Codification. The guidance requires an entity to disclose information about offsetting and related arrangements to enable users of its financial statements to understand the effect of those arrangements on its financial position. Entities will disclose both gross and net information about instruments and transactions eligible for offset in the statement of financial position as well as instruments and transactions subject to an agreement similar to a master netting arrangement. Also, the guidance requires disclosure of collateral received and posted in connection with master netting agreements or similar arrangements. An entity is required to apply the amendments for annual reporting periods beginning on or after January 1, 2013, and interim periods within those annual periods. The disclosures should be applied retrospectively for all comparative periods presented. The guidance will have no financial impact on the Company’s Financial Statements as it applies only to disclosures.

 (Continued)

ALLIANZ LIFE INSURANCE COMPANY OF NEW YORK

Notes to Financial Statements

December 31, 2011 and 2010

(In thousands, except security holdings quantities)

In July 2011, the FASB issued guidance that addresses how health insurers should recognize and classify, in their income statements, fees mandated by the Patient Protection and Affordable Care Act as amended by the Health Care and Education Reconciliation Act (the Acts). The Acts impose an annual fee (not tax deductible) on health insurers for each calendar year beginning on or after January 1, 2014. The liability for the fee should be estimated and recorded in full once the entity provides qualifying health insurance in the calendar year with a corresponding deferred cost that is amortized to expense using a straight-line method of allocation unless another method better allocates the fee over the calendar year that it is payable. The guidance is effective for calendar years beginning after December 31, 2013, when the fee initially becomes effective. The Company does not expect the guidance to have a material financial impact on the Company’s Financial Statements.

In July 2011, the FASB issued guidance requiring entities to present net income and other comprehensive income in either a single continuous statement or in two separate, but consecutive, statements of net income and other comprehensive income. The option to present items of other comprehensive income in the statement of changes in equity is eliminated. An entity is required to display each component of net income and each component of other comprehensive income under either alternative. In addition, under both alternatives, totals need to be displayed for comprehensive income and each of its two parts: net income and other comprehensive income. In December 2011, the FASB issued guidance to defer the requirement to present the components of reclassification of other comprehensive income on the face of the income statement. Reporting entities would still be required to adopt the other requirements contained in the guidance. The guidance should be applied retrospectively. It is effective for fiscal years, and interim periods within those years, beginning after December 15, 2011. The guidance will have no financial impact on the Company’s Financial Statements as it applies only to financial statement presentation.

In May 2011, the FASB amended guidance within the Fair Value Measurements and Disclosures Topic of the Codification. The amendments clarify FASB’s intent about the application of existing fair value measurement and disclosure information. For example, the application of the highest and best use and valuation premise concepts may not be used for measuring the fair value of financial instruments. The concepts may still be applied to nonfinancial assets and nonfinancial liabilities. The amendments also include new disclosure requirements. For example, all transfers between Level 1 and Level 2 must be disclosed. Previously, only significant transfers required disclosure. The guidance is effective for interim and annual periods beginning on or after December 15, 2011. The Company does not expect the guidance to have a material financial impact on the Company’s Financial Statements.

In October 2010, the FASB issued guidance that will change the accounting for costs associated with acquiring or renewing insurance contracts. Specifically, the guidance will change the definition of acquisition costs eligible for deferral. The new definition is meant to reduce diversity in practice regarding the types of expenses treated as DAC in the insurance industry. The new DAC definition states that acquisition costs include only those incremental costs that are directly related to the successful acquisition of insurance contracts. An entity may defer incremental direct costs of contract acquisition that are incurred in transactions sold by independent third parties and incremental direct costs of contract acquisition that are incurred in transactions sold by employees.

 (Continued)

ALLIANZ LIFE INSURANCE COMPANY OF NEW YORK

Notes to Financial Statements

December 31, 2011 and 2010

(In thousands, except security holdings quantities)

Additionally, an entity may capitalize as DAC only those advertising costs meeting the capitalization criteria for direct-response advertising. All other acquisition costs are to be charged to expense as incurred. The guidance is effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2011. The Company will adopt this guidance prospectively as of January 1, 2012. The preliminary impacts have been analyzed and the Company does not expect the implementation to have a significant financial impact on the Financial Statements.

(r)	Reclassifications

Certain prior year balances have been reclassified to conform to the current year presentation.

During 2011, the Company combined the balances of future policy benefit reserves and policy and contract account balances into a new line item titled account balances and future policy benefit reserves.

During 2010, the Company reclassified market value liability option (MVLO) reserve changes related to DSI and the associated DSI capitalization from policy fees to policyholder benefits. There was no net impact to either line because the capitalization fully offsets the reserve change.

(s)	Immaterial Error Corrections

The Company made correcting adjustments to the historical financial statements as of and for the years ended December 31, 2010 and 2009. The Company does not believe the following adjustments are material to the financial statements for the respective reported periods.

In 2011, there were corrections made related to assumptions and calculations within certain actuarial models related to 2010 and 2009. These corrections resulted in adjustments to DAC, DSI, and account balances and future policy benefit reserves. The corrections resulted in a decrease to net income of $416 and $52 in the Statements of Operations for the years ended December 31, 2010 and 2009, respectively. The corrections also resulted in a decrease to retained earnings of $101 and an increase to retained earnings of $315 and $367 as of December 31, 2010, 2009, and January 1, 2009, respectively.

During 2009, it was noted that certain receivable balances did not have an appropriate level of bad debt reserves established. This correction resulted in an increase to net income of $67 in the Statements of Operations for the year ended December 31, 2009. The correction also resulted in a increase to retained earnings of $67 as of January 1, 2009.

As a result of the errors described in the two preceding paragraphs, net income decreased $416 and increased $15 for the years ended December 31, 2010 and 2009, respectively. Retained earnings decreased $101 and increased $315 and $300 as of December 31, 2010, 2009, and January 1, 2009, respectively. Impacts to the Statements of Cash Flows were limited to changes in net income and adjustments to reconcile net income to net cash provided (used in) operating activities. There was no change to net cash provided by (used in) operating activities.

 (Continued)

ALLIANZ LIFE INSURANCE COMPANY OF NEW YORK

Notes to Financial Statements

December 31, 2011 and 2010

(In thousands, except security holdings quantities)

(3)	Risk Disclosures

The following is a description of the most significant risks facing the Company and how the Company attempts to mitigate those risks:

(a)	Credit Risk

Credit risk is the risk that issuers of fixed-rate and variable-rate income securities or transactions with other parties, such as reinsurers, default on their contractual obligations, resulting in unexpected credit losses.

The Company mitigates this risk by adhering to investment policies and limits that provide portfolio diversification on an asset class, asset quality, creditor, and geographical basis and by complying with investment limitations governed by state insurance laws and regulations, as applicable. The Company considers all relevant objective information available in estimating the cash flows related to structured securities. The Company monitors and manages exposures, and determines whether any securities are impaired. The aggregate credit risk taken in the investment portfolio is influenced by management’s risk/return preferences, the economic and credit environment, and the relationship of credit risk in the asset portfolio to liabilities.

(b)	Credit Concentration Risk

Credit concentration risk is the risk of increased exposure to major asset defaults (of a single security issuer or class of security issuers); economic conditions (if business is concentrated in a certain industry sector or geographic area); or adverse regulatory or court decisions (if concentrated in a single jurisdiction) affecting credit. Concentration risk exposure is monitored regularly.

The Company’s Finance Committee, responsible for asset/liability management issues (ALM), recommends an investment policy to the Company’s Board of Directors (BOD). The investment policy and accompanying investment mandates specify asset allocation among major asset classes and the degree of asset manager flexibility for each asset class. The investment policy complies, at a minimum, with state statutes. Compliance with the policy is monitored by the Finance Committee who is responsible for implementing internal controls and procedures. Deviations from the policy are monitored and addressed. The Finance Committee and subsequently the BOD review the policy and mandates at least annually.

To further mitigate this risk, internal concentration limits based on credit rating have been established and are monitored monthly. Any ultimate obligor group exceeding these limits is placed on a restricted list to prevent further purchases, and the excess exposure may be actively sold down to comply with concentration limit guidelines. Further, the Company performs a quarterly concentration risk calculation to ensure compliance with the State of New York basket clause.

(c)	Liquidity Risk

Liquidity risk is the risk that unexpected timing or amounts of cash needed will require liquidation of assets in a market that will result in loss of realized value or an inability to sell certain classes of assets such that an insurer will be unable to meet its obligations and contractual guarantees. Market

 (Continued)

ALLIANZ LIFE INSURANCE COMPANY OF NEW YORK

Notes to Financial Statements

December 31, 2011 and 2010

(In thousands, except security holdings quantities)

or Company conditions may preclude access to, or cause disruption of, outside sources of liquidity (e.g., through borrowing, affiliate advances, reinsurance, or securitization) upon which an insurance company typically relies on in the normal course of business. Additionally, the Company may not be able to sell large blocks of assets at current market prices. Liquidity risk also arises from uncertain or unusual cash demands from catastrophic events.

The Company manages liquidity in the investment portfolio and with ALM strategies. The Company has established cash limits, which are approved by the Company’s Risk Committee, and the Company monitors its cash position daily. The Company also sets target levels for the portfolio to invest in more liquid assets.

(d)	Interest Rate Risk

Interest rate risk is the risk that interest rates will change and cause a decrease in the value of an insurer’s assets relative to the value of its liabilities and/or an unfavorable change in prepayment activity resulting in compressed interest margins. This is also the risk that interest rates will change and cause an increase in the value of variable annuity guarantees.

The Company mitigates this risk by approximately matching the cash flow schedule of its assets with the expected payouts of its liabilities, both at inception and on an ongoing basis. Asset and liability matching models are used by the Company to mitigate interest rate risk due to the close relationship between its interest rate sensitive assets and liabilities. The Company considers both the maturity and duration of the asset portfolio as compared with the expected duration of the liability reserves. The Company also has an ALM strategy to align cash flows and duration. The Company limits interest rate risk on variable annuity guarantees through interest rate hedges.

(e)	Equity Market Risk

Equity market risk is the risk that movements in the equity markets will result in losses to assets held by the Company or that product features tied to equity markets will increase in value by more than held assets. The policy value of fixed-indexed annuity products increases based on the growth of market indexes. The Company uses exchange-traded futures to assist in managing potential policyholder benefit obligations.

In addition, equity risk is present in variable annuity products with guarantees, which provide a guaranteed level of payments irrespective of market movements. The Company has adopted an economic hedging program using derivative instruments to manage the delta/gamma (equity market) risk to provide for excess guarantee payments in those situations when the separate account assets are not sufficient to provide for them. Equity market risk is also partially mitigated by separate account fund allocation restrictions.

The Company regularly monitors the impact of equity stress scenarios on assets and liabilities.

 (Continued)

ALLIANZ LIFE INSURANCE COMPANY OF NEW YORK

Notes to Financial Statements

December 31, 2011 and 2010

(In thousands, except security holdings quantities)

(f)	Legal/Regulatory Risk

Legal/regulatory risk is the risk that changes in the legal or regulatory environment in which the Company operates may result in reduced demand for its products or additional expenses not assumed in product pricing. Additionally, the Company is exposed to risk related to how the Company conducts itself in the market and the suitability of its product sales to contract holders.

The Company mitigates this risk by monitoring all market-related exposure, participating in national and international discussions relating to legal, regulatory, and accounting changes that may impact the business. A formal process exists to assess the Company’s risk exposure to changes in regulation. The Company also believes it has defined suitability standards that are as at least as rigorous, and usually exceed, the requirements of regulators.

(g)	Ratings Risk

Ratings risk is the risk that rating agencies change their outlook or rating of the Company. The rating agencies generally utilize proprietary capital adequacy models in the process of establishing ratings for the Company. The Company is at risk of changes in these models and the impact that changes in the underlying business that the Company is engaged in can have on such models. To mitigate this risk, the Company maintains regular communications with the rating agencies and evaluates the impact of significant transactions on such capital adequacy models and considers the same in the design of transactions to minimize the adverse impact of this risk. Stress tests are performed monthly to assess how rating agency capital adequacy models would be impacted by severe economic events.

(h)	Mortality Risk

Mortality risk is the risk that life expectancy assumptions used by the Company to price its life insurance business are too aggressive (i.e., individuals live shorter than expected lives). The Company mitigates this risk primarily through reinsurance whereby the Company cedes a significant portion of its new and existing mortality risk to third parties. The Company also reviews its mortality assumptions at least annually and reviews mortality experience periodically. This risk is also managed through the underwriting process.

(i)	Reinsurance Risk

Reinsurance risk is the risk that reinsurance companies default on their obligation where the Company has ceded a portion of its insurance risk. The Company uses reinsurance to limit its risk exposure to certain business lines and to enable better capital management. The Company has established controls to mitigate reinsurance risk.

The Company mitigates this risk by requiring counterparties to meet certain thresholds related to the counterparty’s credit rating, exposure or other factors. If thresholds are not met, counterparties are required to establish a trust or letter of credit backed by assets meeting certain quality criteria. All arrangements are regularly monitored to determine whether trusts or letters of credit are sufficient to support the ceded liabilities. Also, the Company reviews the financial standings and ratings of its

 (Continued)

ALLIANZ LIFE INSURANCE COMPANY OF NEW YORK

Notes to Financial Statements

December 31, 2011 and 2010

(In thousands, except security holdings quantities)

reinsurance counterparties and monitors concentrations of credit risk to minimize its exposure to significant losses from reinsurer insolvencies at least quarterly.

Reinsurance contracts do not relieve the Company from its obligations to policyholders. Failure of reinsurers to honor their obligations could result in losses to the Company. Management is of the opinion that no liability will accrue to the Company with respect to this contingency.

(4)	Investments

Fixed-Maturity Securities

At December 31, the amortized cost, gross unrealized gains, gross unrealized losses, and fair values of available-for-sale securities are as shown in the following tables:

					Other-than-
					temporary in
					accumulated
		Gross	Gross		other
	Amortized	unrealized	unrealized	Fair	comprehensive
	cost	gains	losses	value	income
2011:
Fixed-maturity securities:
U.S. government	$36,856	$4,388	$—	$41,244	$—
States and political
subdivisions	7,056	459	—	7,515	—
Foreign government	574	56	—	630	—
Public utilities	50,401	9,656	83	59,974	—
Corporate securities	343,098	39,462	3,540	379,020	—
Mortgage-backed securities	187,937	14,671	6	202,602	—
Total	$625,922	$68,692	$3,629	$690,985	$—

 (Continued)

ALLIANZ LIFE INSURANCE COMPANY OF NEW YORK

Notes to Financial Statements

December 31, 2011 and 2010

(In thousands, except security holdings quantities)

					Other-than-
					temporary in
					accumulated
		Gross	Gross		other
	Amortized	unrealized	unrealized	Fair	comprehensive
	cost	gains	losses	value	income
2010:
Fixed-maturity securities:
U.S. government	$34,320	$2,322	$—	$36,642	$—
States and political
subdivisions	4,061	121	14	4,168	—
Foreign government	590	47	—	637	—
Public utilities	56,891	5,430	306	62,015	—
Corporate securities	323,168	23,452	2,616	344,004	—
Mortgage-backed securities	154,061	9,131	596	162,596	—
Total	$573,091	$40,503	$3,532	$610,062	$—
The net unrealized gains on available-for-sale securities consist of the following at December 31:

	2011	2010	2009
Available-for-sale:
Fixed-maturity securities	$65,063	$36,971	$13,225
Adjustments for:
DAC	(22,900)	(13,555)	(5,260)
DSI	(4,507)	(2,272)	(452)
Deferred taxes	(13,179)	(7,400)	(2,629)
Net unrealized gains	$24,477	$13,744	$4,884
The amortized cost and fair value of available-for-sale fixed-maturity securities at December 31, 2011, by contractual maturity, are shown below:

	Amortized
	cost	Fair value
Available-for-sale:
Due in one year or less	$1,302	$1,330
Due after one year through five years	104,034	111,956
Due after five years through ten years	168,726	186,935
Due after ten years	163,923	188,162
Mortgage-backed securities	187,937	202,602
Total available-for-sale fixed maturity
securities	$625,922	$690,985

 (Continued)

ALLIANZ LIFE INSURANCE COMPANY OF NEW YORK

Notes to Financial Statements

December 31, 2011 and 2010

(In thousands, except security holdings quantities)

Expected maturities will differ from contractual maturities, because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties. The amortized cost of fixed-maturity securities with rights to call or prepay without penalty is $210,599 as of December 31, 2011.

Proceeds from sales of fixed-maturity securities are presented in the table below:

	2011	2010	2009
Fixed-maturity securities:
Proceeds from sales	$68,328	$20,113	$20,776

As of December 31, 2011 and 2010, investments with a carrying value of $2,533 and $2,199, respectively, were pledged to the New York Superintendent of Insurance, as required by statutory regulation.

The Company’s available-for-sale securities portfolio includes mortgage-backed securities. Due to the high quality of these investments and the lack of subprime loans within the securities, the Company does not have a material exposure to subprime mortgages.

Unrealized Investment Losses

Unrealized losses on available-for-sale securities and the related fair value as of December 31 are shown below:

	12 months or less		Greater than 12 months		Total
		Unrealized		Unrealized		Unrealized
	Fair value	losses	Fair value	losses	Fair value	losses
2011:
Fixed-maturity securities:
Public utilities	$—	$—	$466	$83	$466	$83
Corporate securities	45,343	2,577	2,721	963	48,064	3,540
Mortgage-backed securities	2,555	6	—	—	2,555	6
Total temporarily
impaired available-
for-sale securities	$47,898	$2,583	$3,187	$1,046	$51,085	$3,629
2010:
Fixed-maturity securities:
States and political
subdivisions	$—	$—	$315	$14	$315	$14
Public utilities	3,450	161	911	145	4,361	306
Corporate securities	63,181	1,719	8,044	897	71,225	2,616
Mortgage-backed securities	25,051	596	—	—	25,051	596
Total temporarily
impaired available-
for-sale securities	$91,682	$2,476	$9,270	$1,056	$100,952	$3,532

As of December 31, 2011 and 2010, there were 37 and 59 available-for-sale fixed-maturity securities that were in an unrealized loss position, respectively.

 (Continued)

ALLIANZ LIFE INSURANCE COMPANY OF NEW YORK

Notes to Financial Statements

December 31, 2011 and 2010

(In thousands, except security holdings quantities)

As of December 31, 2011 and 2010, of the total amount of unrealized losses, $2,808 or 77.4% and $2,760 or 78.1%, respectively, are related to unrealized losses on investment-grade securities. Investment grade is defined as a security having a credit rating of Aaa, Aa, A, or Baa from Moody’s or a rating of AAA, AA, A, or BBB from S&P, or a NAIC rating of 1 or 2 if a Moody’s or S&P rating is not available. Unrealized losses on securities are principally related to changes in interest rates or changes in sector spreads from the date of purchase. As contractual payments continue to be met, management continues to expect all contractual cash flows to be received. As mentioned in note 2, the Company reviews these securities regularly to determine whether or not declines in fair value are other-than-temporary. Further, as the Company neither has an intention to sell nor does it expect to be required to sell the securities outlined above, the Company did not consider these investments to be other-than-temporarily impaired.

Other-than-Temporary Impairment Losses

The following table presents a roll forward of the Company’s cumulative credit impairments on fixed-maturity securities held at December 31:

	2011	2010
Balance as of January 1:	$—	$927
Additions for credit impairments recognized on:
Securities not previously impaired	270	—
Reductions for credit impairments previously on:
Securities that matured or were sold during the period	—	(927)
Balance as of December 31	$270	$—
Realized Investment Gains (Losses)

Gross and net realized investment gains (losses) for the respective years ended December 31 are summarized as follows:

	2011	2010	2009
Fixed-maturity securities:
Gross gains on sales	$2,152	$1,057	$956
Gross losses on sales	(277)	(188)	(1,172)
Other-than-temporary impairments	(270)	—	—
Net realized investment
gains (losses)	$1,605	$869	$(216)

 (Continued)

ALLIANZ LIFE INSURANCE COMPANY OF NEW YORK

Notes to Financial Statements

December 31, 2011 and 2010

(In thousands, except security holdings quantities)

Interest and Similar Income

Major categories of interest and similar income, net for the respective years ended December 31 are shown below:

	2011	2010	2009
Interest and similar income:
Fixed-maturity securities	$32,790	$27,487	$24,656
Short-term securities	15	23	77
Policy loans	24	31	11
Other	6	21	43
Total	32,835	27,562	24,787
Less:
Investment expenses	251	234	197
Total interest and similar
income, net	$32,584	$27,328	$24,590
Variable Interest Entities

In the normal course of business, the Company enters into relationships with various entities that are deemed to be Variable Interest Entities (VIEs). A VIE is an entity that either (1) has equity investors that lack certain essential characteristics of a controlling financial interest (including the ability to control activities of the entity, the obligation to absorb the entity’s expected losses and the right to receive the entity’s expected residual returns) or (2) lacks sufficient equity to finance its own activities without financial support provided by other entities, which in turn would be expected to absorb at least some of the expected losses of the VIE.

The Company invests in structured securities that include VIEs. These structured securities typically invest in fixed-income investments managed by third parties and include mortgage-backed securities and collateralized mortgage obligations.

The Company has carefully analyzed the VIEs to determine whether the Company is the primary beneficiary, taking into consideration whether the Company or the Company together with its affiliates has the power to direct the activities of the VIE that most affect its economic performance and whether the Company has the right to benefits from the VIE. Based on that analysis, the Company has concluded that it is not the primary beneficiary, and as such, did not consolidate any VIEs in the Financial Statements. The structured securities are classified as fixed-maturity securities, available-for-sale on the Balance Sheets and reported at fair value.

The Company’s maximum exposure to loss from these entities is limited to their carrying value. The Company has not provided, and has no obligation to provide, material, financial, or other support that was not previously contractually required to these entities. The Company had no liabilities recorded as of December 31, 2011 or 2010, related to these entities.

 (Continued)

ALLIANZ LIFE INSURANCE COMPANY OF NEW YORK

Notes to Financial Statements

December 31, 2011 and 2010

(In thousands, except security holdings quantities)

Derivative and Hedging Instruments

The Company uses derivatives as a risk management strategy to economically hedge its exposure to various market risks associated with both its products and operations. Derivative assets and liabilities are recorded at fair value in the Financial Statements using valuation techniques further discussed in note 5. None of the derivative investments held by the Company qualify as hedging instruments for accounting purposes.

Futures

The Company utilizes futures to economically hedge fixed-indexed annuity and variable annuity guarantees. The futures contracts do not require an initial investment and the Company is required to settle cash daily based on movements of the representative index. Therefore, no asset or liability is recorded as of December 31, 2011 and 2010.

The Company is required to post collateral for futures contracts by the Chicago Mercantile Exchange. The Company retains ownership of the collateral, but the collateral resides in an account designated by the exchange. The collateral is subject to specific exchange rules regarding rehypothecation. Collateral posted at December 31, 2011 and 2010, had a fair value of $18,440 and $12,697, respectively, and is included in fixed-maturity securities on the Balance Sheets.

Embedded Derivatives

The Company issues certain variable annuity products with guaranteed minimum benefit riders, including GMWB and GMAB, which are measured at fair value separately from the host variable annuity contract, with changes in fair value reported in change in fair value of annuity embedded derivatives on the Statements of Operations. These embedded derivatives are classified within account balances and future policy benefit reserves on the Balance Sheets.

Certain fixed-indexed annuity products and universal life policies include a market value liability option (MVLO), which is essentially an embedded derivative with equity-indexed features. This embedded derivative is reported within account balances and future policy benefit reserves on the Balance Sheets with changes in fair value reported in change in fair value of annuity embedded derivatives on the Statements of Operations.

 (Continued)

ALLIANZ LIFE INSURANCE COMPANY OF NEW YORK

Notes to Financial Statements

December 31, 2011 and 2010

(In thousands, except security holdings quantities)

The following table presents the balance sheet location and the fair value of the derivatives, including embedded derivatives, as of December 31:

	Fair value
Derivative instruments, net	2011	2010
GMWB	$(59,242)	$(4,889)
GMAB	(14,971)	(3,190)
MVLO	(20,102)	(19,225)
Total derivative instruments, net	$(94,315)	$(27,304)
Location in Balance Sheets
Account balances and future policy benefit reserves	$(94,315)	$(27,304)
Total derivative instruments, net	$(94,315)	$(27,304)

The following table presents the gains or losses recognized in income on the various derivative instruments:

Derivative		Amount of (losses) gains on derivatives
instruments,	Location in	recognized for the years ended December 31
net	Statements of Operations	2011	2010	2009
GMWB	Change in fair value of annuity
	embedded derivatives	$(54,353)	$(5,613)	$11,048
GMAB	Change in fair value of annuity
	embedded derivatives	(11,781)	(1,311)	17
MVLO	Change in fair value of annuity
	embedded derivatives	3,778	2,992	(3,184)
	Total change in fair
	value of annuity
	embedded derivatives	(62,356)	(3,932)	7,881
MVLO	Policy fees	(4,379)	(4,451)	(3,464)
MVLO	Policyholders benefits	(276)	(329)	(231)
Futures	Derivative loss	(8,116)	(10,267)	(6,417)
	Total derivative loss	$(75,127)	$(18,979)	$(2,231)

 (Continued)

ALLIANZ LIFE INSURANCE COMPANY OF NEW YORK

Notes to Financial Statements

December 31, 2011 and 2010

(In thousands, except security holdings quantities)

(5)	Fair Value Measurements

The Fair Value Measurements and Disclosures Topic of the Codification establishes a fair value hierarchy that prioritizes the inputs used in the valuation techniques to measure fair value.

Level 1 –	Unadjusted quoted prices for identical assets or liabilities in active markets that the Company has the ability to access at the measurement date.

Level 2 –	Valuations derived from techniques that utilize observable inputs, other than quoted prices included in Level 1, which are observable for the asset or liability either directly or indirectly, such as:

(a)	Quoted prices for similar assets or liabilities in active markets;

(b)	Quoted prices for identical or similar assets or liabilities in markets that are not active;

(c)	Inputs other than quoted prices that are observable; and

(d)	Inputs that are derived principally from or corroborated by observable market data by correlation or other means

Level 3 –
Valuations derived from techniques in which the significant inputs are unobservable. Level 3 fair values reflect the Company’s own assumptions about the assumptions that market participants would use in pricing the asset or liability (including assumptions about risk).

The Company has analyzed the valuation techniques and related inputs, evaluated its assets and liabilities reported at fair value, and determined an appropriate fair value hierarchy level based upon trading activity and the observability of market inputs. Based on the results of this evaluation and investment class analysis, each valuation was classified into Level 1, 2, or 3. There were no transfers of securities between Level 1 and Level 2 for the years ended December 31, 2011 and 2010, respectively.

 (Continued)

ALLIANZ LIFE INSURANCE COMPANY OF NEW YORK

Notes to Financial Statements

December 31, 2011 and 2010

(In thousands, except security holdings quantities)

The following tables present the assets and liabilities measured at fair value on a recurring basis and their corresponding level in the fair value hierarchy at December 31:

	Total	Level 1	Level 2	Level 3
2011:
Assets accounted for at fair value:
Fixed-maturity securities:
U.S. government	$41,244	$41,244	$—	$—
States and political
subdivisions	7,515	—	7,515	—
Foreign government	630	—	630	—
Public utilities	59,974	—	59,974	—
Corporate securities	379,020	—	377,990	1,030
Mortgage-backed securities	202,602	—	202,602	—
Separate account assets (1)	1,182,126	1,182,126	—	—
Total assets accounted
for at fair value	$1,873,111	$1,223,370	$648,711	$1,030
Liabilities accounted for at fair value:
Annuity embedded derivative
liabilities (2)	$94,315	$—	$—	$94,315
Total liabilities accounted
for at fair value	$94,315	$—	$—	$94,315

 (Continued)

ALLIANZ LIFE INSURANCE COMPANY OF NEW YORK

Notes to Financial Statements

December 31, 2011 and 2010

(In thousands, except security holdings quantities)

	Total	Level 1	Level 2	Level 3
2010:
Assets accounted for at fair value:
Fixed-maturity securities:
U.S. government	$36,642	$36,642	$—	$—
States and political
subdivisions	4,168	—	4,168	—
Foreign government	637	—	637	—
Public utilities	62,015	—	62,015	—
Corporate securities	344,004	—	343,007	997
Mortgage-backed securities	162,596	—	162,596	—
Separate account assets (1)	966,661	966,661	—	—
Total assets accounted
for at fair value	$1,576,723	$1,003,303	$572,423	$997
Liabilities accounted for at fair value:
Annuity embedded derivative
liabilities (2)	$27,304	$—	$—	$27,304
Total liabilities accounted
for at fair value	$27,304	$—	$—	$27,304

(1)	In accordance with the Financial Services – Insurance Topic of the Codification, the value of separate account liabilities is set to equal the value of separate account assets.

(2)	Annuity embedded derivative liabilities are reported in account balances and future policy benefit reserves on the Balance Sheets.

The following is a discussion of the methodologies used to determine fair values for the financial instruments listed in the above table. These fair values represent an exit price (i.e., what a buyer in the marketplace would pay for an asset in a current sale or charge to transfer a liability).

(a)	Valuation of Fixed-Maturity Securities

The fair value of fixed-maturity securities is based on quoted market prices in active markets when available. Based on the market data, the securities are categorized into asset class, and based on the asset class of the security, appropriate pricing applications, models and related methodology, and standard inputs are utilized to determine what a buyer in the marketplace would pay for the security in a current sale. When quoted prices are not readily available or in an inactive market, standard inputs used in the valuation models, listed in approximate order of priority, include, but are not limited to, benchmark yields, reported trades, municipal securities rulemaking board (MSRB) reported trades, nationally recognized municipal securities information repository (NRMSIR) material event notices, broker/dealer quotes, issuer spreads, two-sided markets, benchmark securities, bids, offers, reference data, and industry and economic events. In certain cases, including

 (Continued)

ALLIANZ LIFE INSURANCE COMPANY OF NEW YORK

Notes to Financial Statements

December 31, 2011 and 2010

(In thousands, except security holdings quantities)

private placement securities as well as certain difficult-to-price securities, internal pricing models may be used that are based on market proxies.

Generally, Treasury securities and exchange-traded stocks are included in Level 1. Most bonds for which prices are provided by third-party pricing sources are included in Level 2 because the inputs used are market observable. Bonds for which prices were obtained from broker quotes and private placement securities that are internally priced are included in Level 3.

The Company is responsible for establishing and maintaining an adequate internal control structure to prevent or detect material misstatements related to fair value measurements and disclosures. This responsibility is especially important when using third parties to provide valuation services.

The Company’s control framework around third-party valuations begins with obtaining an understanding of the pricing vendor’s methodologies. A Pricing Committee is in place that meets quarterly to establish and review a pricing policy, which includes approving any changes to pricing sources, assessing reasonableness of pricing services and addressing any ad hoc valuation issues that arise. The pricing methodologies used by the service providers and internal control reports provided by the service providers are reviewed by management.

In addition to monitoring the third-party vendor’s policies, the Company is also responsible for monitoring the valuation results. Controls are in place to monitor the reasonableness of the valuations received. These controls include price analytic reports that monitor significant fluctuations in price as well as an independent price verification process by which the Company obtains prices from vendors other than the primary source and compares them for reasonableness. Results of the independent price verification are also reviewed by the Pricing Committee.

There are limited instances in which the primary third-party vendor is not used to obtain prices for fixed maturity securities. These instances include private placement securities and certain other immaterial portfolios priced by a secondary external vendor.

At December 31, 2011 and 2010, private placement securities of $1,030 and $997, respectively, were included in Level 3. Internal pricing models based on market proxy securities, and U.S. Treasury rates, which are monitored monthly by the investment manager for reasonableness, are used to value these holdings. This includes ensuring there are no significant credit events impacting the proxy security and that the spreads used are still reasonable under the circumstances.

(b)	Valuation of Separate Account Assets

Separate account assets are carried at fair value, which is based on the fair value of the underlying assets. Funds in the separate accounts are primarily invested in mutual funds with the following investment types: bond; domestic equity; international equity; or specialty. The separate account funds also hold certain money market funds. Mutual fund investments are generally included in Level 1. The remaining investments are categorized similar to the investments held by the Company in the general account (e.g., if the separate account invested in corporate bonds or other fixed-maturity securities, that portion could be considered a Level 2 or Level 3).

 (Continued)

ALLIANZ LIFE INSURANCE COMPANY OF NEW YORK

Notes to Financial Statements

December 31, 2011 and 2010

(In thousands, except security holdings quantities)

(c)	Valuation of Embedded Derivatives

Embedded derivatives principally include the equity-indexed features contained in fixed-indexed annuity products and certain variable annuity riders. Embedded derivatives are recorded in the Financial Statements at fair value with changes in fair value adjusted through net (loss) income.

Fair values of the embedded derivative liabilities are calculated based on internally developed models because active, observable markets do not exist for these liabilities. Fair value is derived from techniques in which one or more significant inputs are unobservable and are included in Level 3. These fair values represent the Company’s best estimate of an amount that could be realized in a current market exchange absent actual market exchanges.

The fair value of the embedded derivative contained in the fixed-indexed annuity products is the sum of the current year’s option value projected stochastically, the projection of future index growth at the option budget and the historical interest/equity-indexed credits. The valuation of the embedded derivative includes an adjustment for the Company’s own credit standing and a risk margin for noncapital market inputs. The Company’s own credit adjustment is determined by taking into consideration publicly available information on industry default risk with considerations for the Company’s own credit profile. Risk margin is incorporated into the valuation model to capture the noncapital market risks of the instrument, which represent the additional compensation a market participant would require to assume the risks related to the uncertainties of certain actuarial assumptions including surrenders, annuitization, and future equity index caps or participation rates. Market conditions including, but not limited to, changes in interest rates, equity indices, market volatility, changes in the Company’s own credit standing, and variations in actuarial assumptions regarding policyholder behavior and risk margin related to noncapital market inputs may result in significant fluctuations in the fair value of these embedded derivatives that could materially affect net (loss) income.

The Company issues certain variable annuity products with guaranteed minimum benefit riders, including GMWB and GMAB riders. GMWB and GMAB riders are embedded derivatives, which are measured at fair value separately from the host variable annuity contract with changes in fair value reported in change in fair value of annuity embedded derivatives on the Statements of Operations. These embedded derivatives are reported within account balances and future policy benefit reserves on the Balance Sheets. The fair value for these riders is estimated using the present value of future benefits minus the present value of future fees using actuarial and capital market assumptions related to the projected cash flows over the expected lives of the contracts. A risk neutral valuation methodology is used under which the cash flows from the riders are projected under multiple capital market scenarios using observable London Interbank Offered Rates (LIBOR). These cash flows are then discounted using the current month’s Treasury Rates plus a company specific spread. The valuation of these riders includes an adjustment for the Company’s own credit standing and a risk margin for noncapital market inputs. The Company’s own credit adjustment is determined taking into consideration publicly available information relating to the Company’s claims paying ability. Risk margin is established to capture the noncapital market risks of the instrument, which represent the additional compensation a market participant would require to assume the risks related to the uncertainties of certain actuarial assumptions including surrenders, annuitization, and

 (Continued)

ALLIANZ LIFE INSURANCE COMPANY OF NEW YORK

Notes to Financial Statements

December 31, 2011 and 2010

(In thousands, except security holdings quantities)

premium persistency. The establishment of the risk margin requires the use of significant management judgment. These riders may be more costly than expected in volatile or declining equity markets. Market conditions including, but not limited to, changes in interest rates, equity indices, market volatility, changes in the Company’s own credit standing and variations in actuarial assumptions regarding policyholder behavior and risk margins related to noncapital market inputs may result in significant fluctuations in the fair value of the riders that could materially affect net (loss) income.

(d)	Level 3 Roll forward

The following table provides a reconciliation of the beginning and ending balances for the Company’s Level 3 assets and liabilities measured at fair value on a recurring basis:

								Realized
								(losses) gains
								included in
								net income
								(loss)
								related to
								financial
			Other	Purchases	Sales	Transfer in		instruments
	Beginning	Net income	comprehensive	and	and	and/or on	Ending	still held
	balance	(loss)	income	issuances	settlements	Level 3, net	balance	at December 31
2011:
Fixed-maturity securities:
Corporate securities	$997	$—	$33	$—	$—	$—	$1,030	$—
Total fixed-
maturity
securities	$997	$—	$33	$—	$—	$—	$1,030	$—
Annuity embedded derivative
liabilities	$(27,304)	$(43,645)	$—	$(24,791)	$1,425	$—	$(94,315)	$(68,436)
2010:
Fixed-maturity securities:
Foreign government	$634	$—	$—	$—	$—	$(634)	$—	$—
Corporate securities	934	—	63	—	—	—	997	—
Total fixed-
maturity
securities	$1,568	$—	$63	$—	$—	$(634)	$997	$—
Annuity embedded derivative
liabilities	$(18,593)	$4,196	$—	$(14,138)	$1,231	$—	$(27,304)	$(9,942)

(e)	Transfers

The Company reviews its fair value hierarchy classifications annually. This review could reveal that previously observable inputs for specific assets or liabilities are no longer available or reliable. For example, the market for a Level 1 asset becomes inactive. In this case, the Company may need to adopt a valuation technique that relies on unobservable components causing the asset to be transferred to Level 2 or Level 3. Alternatively, if the market for a Level 3 asset or liability becomes active, the Company will report a transfer out of Level 3. Transfers in and/or out of Level 3 are reported as of the beginning of the period in which the change occurs.

 (Continued)

ALLIANZ LIFE INSURANCE COMPANY OF NEW YORK

Notes to Financial Statements

December 31, 2011 and 2010

(In thousands, except security holdings quantities)

The net transfers out of Level 3 for the year ended December 31, 2010, are a result of observable inputs becoming available for certain fixed-maturity securities.

(f)	Nonrecurring Fair Value Measurements

Occasionally, certain assets and liabilities are measured at fair value on a nonrecurring basis (e.g., impaired assets). At December 31, 2011 and 2010, there were no assets or liabilities reported at fair value on a nonrecurring basis.

(g)	Fair Value of Financial Assets and Liabilities

The following table presents the carrying amounts and fair values of financial assets and liabilities at December 31:

	2011		2010
	Carrying	Fair	Carrying	Fair
	amount	value	amount	value
Financial assets:
Fixed-maturity securities	$690,985	$690,985	$610,062	$610,062
Short-term securities	—	—	11,888	11,888
Policy loans	354	354	411	411
Cash	39,069	39,069	16,173	16,173
Separate account assets	1,182,126	1,182,126	966,661	966,661
Financial liabilities:
Investment contracts	700,645	700,779	576,845	577,853
Separate account
liabilities	1,182,126	1,182,126	966,661	966,661

Investment contracts include certain reserves related to deferred annuity products. These reserves are included in account balances and future policy benefit reserves on the Balance Sheets. The fair values of investment contracts, which include deferred annuities and other annuities without significant mortality risk, are determined by testing amounts payable on demand against discounted cash flows using market interest rates commensurate with the risks involved, including consideration of the Company’s own credit standing and a risk margin for noncapital market inputs. The fair value of separate account liabilities is equal to the fair value of the separate account assets that support them.

Changes in market conditions subsequent to year-end may cause fair values calculated subsequent to year-end to differ from the amounts presented herein.

(6)	Financing Receivables

The Company’s financing receivables comprise nontrade receivables. Nontrade receivables are amounts for policy or contract premiums due from the agents and broker-dealers, or amounts due from reinsurers.

 (Continued)

ALLIANZ LIFE INSURANCE COMPANY OF NEW YORK

Notes to Financial Statements

December 31, 2011 and 2010

(In thousands, except security holdings quantities)

The nontrade receivables are evaluated on a collective basis for impairment. For additional information, see note 2 for nontrade receivables.

Roll Forward of Allowance for Credit Losses

The allowance for credit losses and recorded investment in financing receivables as of December 31, are shown below:

Nontrade
receivables
2011:
Allowance for credit losses:
Beginning balance	$59
Provision	(19)
Ending balance	40
Ending balance collectively evaluated
for impairment	$40
Financing receivables:
Ending balance	$176
Ending balance collectively evaluated
or impairment	$176

Nontrade
receivables
2010:
Allowance for credit losses:
Beginning balance	$180
Provision	(121)
Ending balance	59
Ending balance collectively evaluated
for impairment	$59
Financing receivables:
Ending balance	$170
Ending balance collectively evaluated
or impairment	$170

 (Continued)

ALLIANZ LIFE INSURANCE COMPANY OF NEW YORK

Notes to Financial Statements

December 31, 2011 and 2010

(In thousands, except security holdings quantities)

Credit Quality Indicators

The Company analyzes certain financing receivables for credit risk by using specific credit quality indicators.

The Company’s nontrade receivables are analyzed for credit risk based upon the customer classification of agent or reinsurer. The nontrade receivable and allowance for credit losses by customer classification as of December 31 is shown below:

		2011			2010
	Agent	Reinsurer	Total	Agent	Reinsurer	Total
Nontrade receivables	$51	$125	$176	$70	$100	$170
Allowance for credit losses	(40)	—	(40)	(59)	—	(59)
Net nontrade receivable	$11	$125	$136	$11	$100	$111

Past-Due Aging Analysis

Aging analysis of past-due financing receivables as of December 31 are shown below:

2011	31 – 60	61 – 90	Greater than	Total
	past due	past due	90 past due	past due	Current (1)	Total
Nontrade receivables	$54	$25	$40	$119	$57	$176

2010	31 – 60	61 – 90	Greater than	Total
	past due	past due	90 past due	past due	Current (1)	Total
Nontrade receivables	$28	$11	$74	$113	$57	$170
(1) Current amount includes all receivables 30 days or less past due.

As of December 31, 2011, the Company’s financing receivables do not include any balances, which are on a nonaccrual status, classified as a troubled debt restructuring, or impaired without a corresponding allowance for credit loss.

 (Continued)

ALLIANZ LIFE INSURANCE COMPANY OF NEW YORK

Notes to Financial Statements

December 31, 2011 and 2010

(In thousands, except security holdings quantities)

(7)	Deferred Acquisition Costs

DAC at December 31, and the changes in the balance for the years then ended, are as follows:

	2011	2010	2009
Balance, beginning of year	$61,106	$48,243	$58,554
Adoption of new accounting
investment guidance (1)	—	—	(17,938)
Capitalization	22,614	24,483	11,559
Interest	4,019	2,898	2,619
Amortization	12,792	(6,223)	(9,765)
Change in shadow DAC (1)	(9,344)	(8,295)	3,214
Balance, end of year	$91,187	$61,106	$48,243

(1)
In 2009, the Company adopted new accounting guidance for the recognition and presentation of other-than-temporary impairments on fixed-maturity securities. Offsetting the impact on DAC of the new guidance, is an equal and opposite change to shadow DAC, resulting in no net impact to DAC. See note 2 for additional information.

The change in shadow DAC in 2011 and 2010 is driven by the increase in unrealized gains as a result of market conditions. The negative DAC amortization in 2011 is primarily due to an increase in variable annuity guarantee reserves, as a result of the decrease in interest rates.

The Company reviews its best estimate assumptions each year and records “unlocking” as appropriate. These reviews are based on recent changes in the organization and businesses of the Company and actual and expected performance of in-force policies. The reviews include all assumptions, including mortality, lapses, expenses, and separate account returns. The revised best estimate assumptions are applied to the current in-force policies to project future gross profits.

 (Continued)

ALLIANZ LIFE INSURANCE COMPANY OF NEW YORK

Notes to Financial Statements

December 31, 2011 and 2010

(In thousands, except security holdings quantities)

The pretax impact on the Company’s assets and liabilities as a result of the unlocking during 2011, 2010, and 2009 is as follows:

		2011	2010	2009
Assets:
DAC		$2,998	$3,753	$844
DSI		901	1,789	378
	Total asset increase	3,899	5,542	1,222
Liabilities:
Account balances and future policy
benefit reserves		7,105	7,026	2,642
Unearned premiums		(1)	—	—
	Total liabilities increase	7,104	7,026	2,642
	Net decrease	(3,205)	(1,484)	(1,420)
Deferred income tax benefit		(1,122)	(519)	(497)
	Net decrease	$(2,083)	$(965)	$(923)

(8)	Deferred Sales Inducements

DSI at December 31, and the changes in the balance for years then ended, are as follows:

	2011	2010	2009
Balance, beginning of year	$17,302	$12,188	$13,384
Adoption of new investment
accounting guidance (1)	—	—	(1,342)
Capitalization	2,746	6,632	1,904
Interest	990	839	659
Amortization	3,953	(537)	(2,496)
Change in shadow DSI (1)	(2,235)	(1,820)	79
Balance, end of year	$22,756	$17,302	$12,188

(1)
In 2009, the Company adopted new accounting guidance for the recognition and presentation of other-than-temporary impairments on fixed-maturity securities. Offsetting the impact on DSI of the new guidance, is an equal and opposite change to shadow DSI, resulting in no net impact to DSI. See note 2 for additional information.

The change in shadow DSI in 2011 and 2010 is driven by the increase in unrealized gains as a result of market conditions. The negative DSI amortization in 2011 is primarily due to an increase in variable annuity guarantee reserves, as a result of the decrease in interest rates.

 (Continued)

ALLIANZ LIFE INSURANCE COMPANY OF NEW YORK

Notes to Financial Statements

December 31, 2011 and 2010

(In thousands, except security holdings quantities)

(9)	Separate Accounts and Annuity Product Guarantees

Guaranteed minimums for the respective years ended December 31 are summarized as follows (note that the amounts listed are not mutually exclusive, as many products contain multiple guarantees):

	2011			2010
	Account	Net amount	Weighted	Account	Net amount	Weighted
	value	at risk	age (years)	value	at risk	age (years)
Guaranteed minimum death:
Benefits (GMDB):
Return of premium	$735,060	$12,411	62	$565,146	$3,971	62
Ratchet and return of premium	413,889	38,105	67	359,018	27,431	67
Reset	100,699	7,210	66	107,673	976	66
Total	$1,249,648	$57,726		$1,031,837	$32,378
Guaranteed minimum income:
Benefits (GMIB):
Return of premium	$10,447	$503	66	$12,490	$366	67
Ratchet and rollup	178,905	41,913	63	200,437	29,765	62
Total	$189,352	$42,416		$212,927	$30,131
Guaranteed minimum accumulation:
Benefits (GMAB):
Five years	$34,246	$1,685	60	$36,745	$1,590	61
Target date retirement	50,704	1,698	57	49,902	129	58
Target date retirement
– 10 year	20,189	1,382	57	21,342	12	56
Target date with
management levers	117,395	3,354	59	54,422	40	57
Total	$222,534	$8,119		$162,411	$1,771
Guaranteed minimum withdrawal :
Benefits (GMWB):
No living benefit	$21,564	$—	64	$18,696	$—	65
Life benefit with optional
reset	96,106	11,685	64	104,647	5,800	65
Life benefit with 8% rollup	31,793	3,434	63	33,019	404	63
Life benefit with management
levers	485,257	43,391	58	270,098	1,002	59
Total	$634,720	$58,510		$426,460	$7,206

The net amount at risk has increased in 2011 due to a decrease in market performance, which caused increases in certain guaranteed benefits. Account values have increased due to the growth in new business, partially offset by the decrease in market performance.

 (Continued)

ALLIANZ LIFE INSURANCE COMPANY OF NEW YORK

Notes to Financial Statements

December 31, 2011 and 2010

(In thousands, except security holdings quantities)

At December 31, variable annuity account balances were invested in separate account funds with the following investment objectives. Balances are presented at fair value:

Investment type	2011	2010
Mutual funds:
Bond	$199,137	$154,890
Domestic equity	526,217	438,689
International equity	72,427	86,388
Specialty	331,875	235,737
Total mutual funds	1,129,656	915,704
Money market funds	51,745	50,010
Other	725	947
Total	$1,182,126	$966,661

The following table summarizes the liabilities for variable contract guarantees that are reflected in the general account and shown in account balances and future policy benefit reserves on the Balance Sheets:

	GMDB	GMIB	GMAB	GMWB	Totals
Balance as of December 31, 2009	$993	$1,364	$1,879	$(724)	$3,512
Incurred guaranteed benefits	298	597	1,311	5,612	7,818
Paid guaranteed benefits	(625)	—	—	—	(625)
Balance as of December 31, 2010	666	1,961	3,190	4,888	10,705
Incurred guaranteed benefits	575	2,114	11,781	54,354	68,824
Paid guaranteed benefits	(378)	—	—	—	(378)
Balance as of December 31, 2011	$863	$4,075	$14,971	$59,242	$79,151

(10)	Accident and Health Claim Reserves

Accident and health claim reserves are based on estimates that are subject to uncertainty. Uncertainty regarding reserves of a given accident year is gradually reduced as new information emerges each succeeding year, thereby allowing more reliable reevaluations of such reserves. While management believes that reserves as of December 31, 2011, are appropriate, uncertainties in the reserving process could cause such reserves to develop favorably or unfavorably in the near term as new or additional information emerges. Any adjustments to reserves are reflected in the operating results of the periods in which they are made. Movements in reserves could significantly impact the Company’s future reported earnings.

 (Continued)

ALLIANZ LIFE INSURANCE COMPANY OF NEW YORK

Notes to Financial Statements

December 31, 2011 and 2010

(In thousands, except security holdings quantities)

Activity in the accident and health claim reserves is summarized as follows:

	2011	2010	2009
Balance at January 1, net of reinsurance
recoverable of $277, $277, and $76,
respectively	$2,150	$2,426	$2,786
Incurred related to:
Current year	472	100	71
Prior years	305	201	510
Total incurred	777	301	581
Paid related to:
Current year	95	14	52
Prior years	318	563	889
Total paid	413	577	941
Balance at December 31, net of
reinsurance recoverable of $256, $277,
and $277, respectively	$2,514	$2,150	$2,426

Prior year incurred for 2011 reflect unanticipated claim development with the group marketing line of business. Prior year incurred for 2010 reflect unanticipated claim development with the group marketing and LTC lines of business. Prior year incurred for 2009 reflect unanticipated claim development with the reinsurance assumed business.

(11)	Reinsurance

The Company primarily enters into reinsurance agreements to manage risk resulting from its life, annuity and accident and health businesses, as well as businesses the Company has chosen to exit.

In the normal course of business, the Company seeks to limit its exposure to loss on any single insured and to recover a portion of benefits paid by ceding risks under excess coverage and coinsurance contracts. The Company generally retained between $50 and $1,500 coverage per individual life depending on the type of policy for the years ended December 31, 2011 and 2010.

On LTC business, the Company retains 90% of Limited Benefit Plans, and 90% on claims up through year eight and 20% on claims years nine and beyond for Lifetime Benefit Plans.

The Company monitors the financial exposure to the reinsurers, as well as evaluates the financial strength of the reinsurers on an ongoing basis.

 (Continued)

ALLIANZ LIFE INSURANCE COMPANY OF NEW YORK

Notes to Financial Statements

December 31, 2011 and 2010

(In thousands, except security holdings quantities)

The following table shows the net exposure to reinsurance receivables and recoverable at December 31:

	2011	2010
Reinsurance receivables	$141	$120
Reinsurance recoverable	1,917	1,741
Reinsurance payables	(88)	(93)
Net reinsurance exposure	$1,970	$1,768

(12)	Income Taxes

(a)	Income Tax (Benefit) Expense

Total income tax (benefit) expense for the years ended December 31 is as follows:

	2011	2010	2009
Income tax (benefit) expense
attributable to operations:
Current tax (benefit) expense	$(3,723)	$341	$3,661
Deferred tax benefit	(6,903)	(196)	(164)
Total income tax (benefit)
expense attributable to
net (loss) income	(10,626)	145	3,497
Income tax effect on equity:
Attributable to unrealized gains
for the year	5,779	4,771	351
Total income tax effect
on equity	$(4,847)	$4,916	$3,848

 (Continued)

ALLIANZ LIFE INSURANCE COMPANY OF NEW YORK

Notes to Financial Statements

December 31, 2011 and 2010

(In thousands, except security holdings quantities)

(b)	Components of Income Tax (Benefit) Expense

Income tax (benefit) expense computed at the statutory rate of 35% varies from income tax (benefit) expense reported on the Statements of Operations for the respective years ended December 31 as follows:

	2011	2010	2009
Income tax (benefit) expense
computed at the statutory rate	$(9,061)	$1,168	$3,314
Dividends-received deductions and
tax-exempt interest	(1,238)	(963)	(16)
(Release) accrual of tax contingency
reserve	—	(66)	18
Other	(327)	6	181
Income tax (benefit)
expense as reported	$(10,626)	$145	$3,497

(c)	Components of Deferred Tax Assets and Liabilities on the Balance Sheet

Tax effects of temporary differences giving rise to the significant components of the net deferred tax liability, which is included in other liabilities on the Balance Sheets, at December 31 are as follows:

	2011	2010
Deferred tax assets:
Future benefit reserves	$38,603	$19,290
Expense accruals	681	24
Other-than-temporarily impaired assets	95	—
Other	1	—
Total deferred tax assets	39,380	19,314
Deferred tax liabilities:
Deferred acquisition costs	(26,739)	(17,404)
Due and deferred premium	(10)	(1)
Net unrealized gains on investments	(22,772)	(12,940)
Investment income	(558)	(465)
Other	—	(327)
Total deferred tax liabilities	(50,079)	(31,137)
Net deferred tax liabilities	$(10,699)	$(11,823)

Although realization is not assured, the Company believes it is not necessary to establish a valuation allowance for ordinary deferred tax assets, as it is more likely than not the deferred tax assets will be realized principally through future reversals of existing ordinary taxable temporary differences and

 (Continued)

ALLIANZ LIFE INSURANCE COMPANY OF NEW YORK

Notes to Financial Statements

December 31, 2011 and 2010

(In thousands, except security holdings quantities)

future ordinary taxable income. For deferred tax assets that are capital in nature, considering all objective evidence and the available tax planning strategy, it is more likely than not the deferred tax assets that are capital in nature will be realized and no valuation allowance is required. The amount of the ordinary and capital deferred tax assets considered realizable could be reduced in the near term if estimates of future reversals of existing taxable temporary differences and future ordinary and capital taxable income are reduced.

Income taxes paid (received) by the Company were $1,289, $5,490, and $(2,396) in 2011, 2010, and 2009, respectively. At December 31, 2011 and 2010, the Company had a tax receivable from AZOA of $6,647 and $1,634, respectively, reported in other assets on the Balance Sheets.

With few exceptions, the Company is no longer subject to U.S. federal, state, and local, or non-U.S. income tax examinations by tax authorities for years before 2008. During 2011, the IRS completed reviewing the 2008 AZOA and Subsidiaries consolidated return and there were no proposed adjustments for 2008. At this time, the Company has not been notified by the IRS of reviews for any other years.

In accordance with the Income Taxes Topic of the Codification, the Company recognizes liabilities for certain unrecognized tax benefits. A reconciliation of the beginning and ending amount of unrecognized tax benefits is as follows:

	2011	2010
Balance at January 1	$—	$1,001
Amounts released related to tax positions taken
in prior years	—	(1,001)
Balance at December 31	$—	$—

The $1,001 released in 2010 was due to a change in the method of determining tax reserves and the Company has determined that there are no unrecognized tax benefits related to the issue.

The Company recognizes interest and penalties accrued related to unrecognized tax benefits in federal income tax expense. During the years ended December 31, 2011, 2010, and 2009, the Company recognized $0, $(66), and $18 in interest and penalties, respectively. The Company accrued $0 and $0 for the payment of interest and penalties accrued at December 31, 2011 and 2010, respectively.

(13)	Related-Party Transactions

(a)	Real Estate

The Company subleases office space from Fireman’s Fund Insurance Company (an affiliate). In connection with this agreement, the Company incurred rent expense of $26, $9, and $158 in 2011, 2010, and 2009, respectively, which is included in general and administrative expenses on the Statements of Operations.

 (Continued)

ALLIANZ LIFE INSURANCE COMPANY OF NEW YORK

Notes to Financial Statements

December 31, 2011 and 2010

(In thousands, except security holdings quantities)

(b)	Service Fees

The Company has incurred fees for certain administrative services provided by Allianz Life of $7,735, $4,975, and $6,298 in 2011, 2010, and 2009, respectively. The Company’s liability for these fees was $758 and $787 as of December 31, 2011 and 2010, respectively, and is included in other liabilities on the Balance Sheets.

The Company has incurred fees for certain investment advisory services provided by affiliated companies of $181, $152, and $154 in 2011, 2010, and 2009, respectively. The Company’s liability for these charges was $15 and $45 as of December 31, 2011 and 2010, respectively, and is included in other liabilities on the Balance Sheets.

The Company has agreements with its affiliates Pacific Investment Management Company (PIMCO), Oppenheimer Capital LLC (OpCap), and Allianz Global Distributors, LLC (AGID), and with certain other related parties whereby (1) specific investment options managed by PIMCO and OpCap are made available through the Company’s separate accounts to holders of the Company’s variable annuity products, (2) the Company receives compensation for providing administrative and recordkeeping services relating to the investment options managed by PIMCO and OpCap, and (3) the Company compensates AGID for providing services in connection with the distribution of variable products that offer investment options managed by PIMCO. The agreement with AGID was terminated effective December 31, 2010. Income recognized by the Company from these affiliates for distribution and in-force related costs as a result of providing investment options to the contract holders was $736, $223, and $59 during 2011, 2010, and 2009, respectively, which is included in other revenue on the Statements of Operations. At December 31, 2011 and 2010, $0 and $28, respectively, was included for these fees in receivables on the Balance Sheets.

(c)	Capital Contributions

The Company received a cash capital contribution in 2011 from Allianz Life of $20,000.

(14)	Employee Benefit Plans

The Company participates in the Allianz Asset Accumulation Plan (AAAP), a defined contribution plan sponsored by Allianz of America Corporation (AZOAC). Eligible employees are immediately enrolled in the AAAP on their first day of employment. The AAAP will accept participants’ pretax, Roth 401(k) and/or after-tax contributions up to 80.0% of the participants’ eligible compensation, although contributions remain subject to annual limitations set by the IRS. In 2011, the Company will match 100% of contributions up to a maximum of 7.5% of the employee’s eligible compensation. In 2010, the Company matched 100.0% of contributions up to a maximum of 7.5% of the employee’s eligible compensation. Participants will be 100.0% vested in the Company’s matching contribution after three years of service.

The Company declared a profit sharing contribution of 1.5% of employees’ salaries for the plan year ended December 31, 2009, reported in general and administrative expenses on the Statements of Operations. Employees were not required to participate in the AAAP to be eligible for the profit sharing contribution. For plan years beginning after January 1, 2010, the Company will not be making a profit sharing contribution.

 (Continued)

ALLIANZ LIFE INSURANCE COMPANY OF NEW YORK

Notes to Financial Statements

December 31, 2011 and 2010

(In thousands, except security holdings quantities)

The AAAP administration expenses and the trust fund, including trustee fees and investment manager fees, are payable from the trust fund, but may, at the Company’s discretion, be paid by the Company. Any legal fees are not paid from the trust fund, but are instead paid by the Company. It is the Company’s policy to fund the AAAP costs as incurred. The Company has expensed $193, $125, and $146 in 2011, 2010, and 2009, respectively, toward the AAAP matching contributions and administration expenses.

Effective June 1, 2008, the Company adopted the AZOAC Severance Allowance Plan. Under the AZOAC Severance Allowance Plan, all employees who are involuntarily terminated due to job elimination or reduction in-force are eligible to receive benefits. The Company expensed $10, $0, and $0 in 2011, 2010, and 2009, respectively, toward severance payments.

In addition to the AAAP, the Company offers certain benefits to eligible employees, including a comprehensive medical, dental, and vision plan and a flexible spending plan.

(15)	Statutory Financial Data and Dividend Restrictions

Statutory accounting practices prescribed or permitted by the Company’s state of domicile are directed toward insurer solvency and protection of policyholders. Accordingly, certain items recorded in financial statements prepared under GAAP are excluded or vary in calculation in determining statutory policyholders’ surplus and gain from operations. Currently, these items include, among others, DAC, furniture and fixtures, deferred taxes, accident and health premiums receivable, which are more than 90 days past due, reinsurance, certain investments, and undeclared dividends to policyholders. Additionally, account balances and future policy benefit reserves and policy and contract claims calculated for statutory reporting do not include provisions for withdrawals.

The Company’s statutory capital and surplus reported in the statutory annual statements filed with the State of New York as of December 31, 2011 and 2010 were $85,063 and $96,070, respectively.

The Company is required to meet minimum statutory capital and surplus requirements. The Company’s statutory capital and surplus as of December 31, 2011 and 2010 were in compliance with these requirements. The maximum amount of dividends that can be paid by New York insurance companies to stockholders without prior approval of the Superintendent of Insurance is subject to restrictions relating to statutory earned surplus, also known as unassigned funds. Unassigned funds are determined in accordance with the accounting procedures and practices governing preparation of the statutory annual statements. In accordance with New York statutes, the Company may declare and pay from its surplus, cash dividends of not more than the lesser of 10% of its beginning of the year statutory surplus, or its statutory net gain from operations, not including realized gains, for the 12-month period ending the 31st day of the next preceding year. Ordinary dividends of $8,506 can be paid in 2012 without the approval of the New York Department of Insurance (DOI). The Company paid no dividends in 2011, 2010, and 2009.

Regulatory Risk-Based Capital

An insurance enterprise’s state of domicile imposes minimum risk-based capital requirements that were developed by the NAIC. The formulas for determining the amount of risk-based capital specify various weighting factors that are applied to financial balances or various levels of activity based on the perceived degree of risk. Regulatory compliance is determined by a ratio of an enterprise’s regulatory total adjusted

 (Continued)

ALLIANZ LIFE INSURANCE COMPANY OF NEW YORK

Notes to Financial Statements

December 31, 2011 and 2010

(In thousands, except security holdings quantities)

capital to its authorized control-level risk-based capital, as defined by the NAIC. Companies below specific trigger points or ratios are classified within certain levels, each of which requires specified corrective action. This ratio for the Company significantly exceeds required minimum thresholds, as of December 31, 2011 and 2010.

(16)	Commitments and Contingencies

The Company is or may become subject to claims and lawsuits that arise in the ordinary course of business. In the opinion of management, the ultimate resolution of such litigation will not have a material adverse effect on the Company’s financial position. The Company is contingently liable for possible future assessments under regulatory requirements pertaining to insolvencies and impairments of unaffiliated insurance companies. Provision has been made for assessments currently received and assessments anticipated for known insolvencies.

The financial services industry, including mutual fund, variable and fixed annuity, life insurance, and distribution companies, has been the subject of increasing scrutiny by regulators, legislators, and the media over the past few years.

Federal and state regulators are investigating various selling practices in the annuity industry, including suitability reviews, product exchanges, and sales to seniors. In certain instances, these investigations have led to regulatory enforcement proceedings. State regulators have also been investigating various practices relating to unclaimed property. In addition, the Company is subject to regularly scheduled examinations by the DOI.

In December 2008, the Securities and Exchange Commission (SEC) adopted a rule (Rule 151A) having the effect of categorizing most fixed-indexed annuity products as securities. This rule, if it had become fully operational, would have subjected issuers of fixed-indexed annuity products to SEC jurisdiction for purposes of registration and disclosure, advertising and marketing, suitability, and requirements as to the distribution of products through registered broker-dealers. In October 2010, several months after the Federal Court of Appeals for the District of Columbia Circuit vacated Rule 151A, the SEC withdrew the rule. As a result, issuers of fixed-indexed annuity products will not be under the SEC’s purview, rather they will remain subject to state insurance regulation, as long as insurers comply with the provisions of the Harkin Amendment, passed as part of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010. In order to continue to enjoy exempt securities status under the Harkin Amendment, the value of fixed-indexed annuities may not vary according to the performance of a separate account, they must satisfy standard non-forfeiture laws and by June 16, 2013, insurers, in the sale of these products, must meet or exceed minimum requirements established by the Suitability in Annuity Transactions Model Regulation adopted by the NAIC in March 2010 nationwide.

It can be expected that annuity product design and sales practices will be an ongoing source of increasing regulatory scrutiny and enforcement actions, litigation and rulemaking. Similarly, private litigation regarding sales practices is ongoing against a number of insurance companies.

 (Continued)

ALLIANZ LIFE INSURANCE COMPANY OF NEW YORK

Notes to Financial Statements

December 31, 2011 and 2010

(In thousands, except security holdings quantities)

This could result in legal precedents and new industry-wide legislation, rules, and regulations that could significantly affect the financial services industry, including life insurance and annuity companies. It is unclear at this time whether any such litigation or regulatory actions will have a material adverse effect on the Company in the future.

The Company leases office space as mentioned in note 13. Expense for the operating lease was $26, $9, and $158 in 2011, 2010, and 2009, respectively. The future minimum lease payments required under operating leases are as follows:

2012		$22
2013		22
2014		22
2015		22
2016		24
2017 and beyond		85
	Total	$197

(17)	Subsequent Events

No material subsequent events have occurred since December 31, 2011 through March 28, 2012 that require adjustments to the financial statements.

Schedule I
ALLIANZ LIFE INSURANCE COMPANY OF NEW YORK
Summary of Investments – Other than Investments in Related Parties
December 31, 2011
(In thousands)
			Amount at
			which shown
	Amortized		in the balance
Type of investment	cost (1)	Fair value	sheet
Fixed-maturity securities:
U.S. government	$36,856	$41,244	$41,244
States and political subdivisions	7,056	7,515	7,515
Foreign government	574	630	630
Public utilities	50,401	59,974	59,974
Corporate securities	343,098	379,020	379,020
Mortgage-backed securities	187,937	202,602	202,602
Total fixed-maturity securities	625,922	$690,985	690,985
Other investments:
Policy loans	354		354
Total other investments	354		354
Total investments	$626,276		$691,339
(1)	Original cost of fixed-maturity securities reduced by repayments and adjusted for amortization of premiums or accrual discounts.
See accompanying report of independent registered public accounting firm.

Schedule II
ALLIANZ LIFE INSURANCE COMPANY OF NEW YORK
Supplementary Insurance Information
Years ended December 31, 2011, 2010, and 2009
(In thousands)
	December 31					Year ended December 31
			Account
			balances		Policy				Net change	Net change
	Deferred	Deferred	and		and		Interest and		in deferred	in deferred	Other
	acquisition	sales	future benefit	Unearned	contract	Net premium	similar	Net	sales	acquisition	operating
	costs	inducements	reserves	premiums	claims	and policy fees	income, net	benefits	inducements *	costs **	expenses
2011:
Life	$426	$2	$2,262	$307	$259	$312	$130	$186	$9	$63	$(94)
Annuities	88,004	22,754	703,073	—	173	27,630	31,802	90,044	(7,698)	(39,670)	39,554
Accident and health	2,757	—	9,922	1,159	2,770	2,949	652	1,637	—	182	502
	$91,187	$22,756	$715,257	$1,466	$3,202	$30,891	$32,584	$91,867	$(7,689)	$(39,425)	$39,962
2010:
Life	$566	$11	$2,446	$136	$330	$357	$129	$167	$9	$57	$(94)
Annuities	57,601	17,291	579,633	—	—	19,067	26,706	30,061	(6,943)	(21,190)	31,823
Accident and health	2,939	—	8,776	1,230	2,427	3,140	493	3,597	—	(25)	750
	$61,106	$17,302	$590,855	$1,366	$2,757	$22,564	$27,328	$33,825	$(6,934)	$(21,158)	$32,479
2009:
Life	$623	$20	$2,179	$55	$303	$462	$58	$175	$32	$(29)	$(27)
Annuities	44,706	12,168	421,943	—	—	12,379	24,162	7,522	(98)	(3,743)	18,050
Accident and health	2,914	—	5,257	1,163	2,703	2,940	370	2,054	—	(641)	1,506
	$48,243	$12,188	$429,379	$1,218	$3,006	$15,781	$24,590	$9,751	$(66)	$(4,413)	$19,529

*	See note 8 for aggregate gross amortization of deferred sales inducements.
**	See note 7 for aggregate gross amortization of deferred acquisition costs.

See accompanying report of independent registered public accounting firm.

Schedule III
ALLIANZ LIFE INSURANCE COMPANY OF NEW YORK
Reinsurance
Years ended December 31, 2011, 2010, and 2009
(In thousands)
					Percentage
		Ceded	Assumed		of amount
	Direct	to other	from other	Net	assumed
Year ended	amount	companies	companies	amount	to net
December 31, 2011:
Life insurance in force	$100,620	$93,953	$—	$6,667	—%
Premiums and policy fees:
Life	1,370	1,058	—	312	—
Annuities	27,630	—		27,630	—
Accident and health	3,544	590	(5)	2,949	(0.2)
Total premiums and policy fees	$32,544	$1,648	$(5)	$30,891	—%
December 31, 2010:
Life insurance in force	$112,153	$97,842	$—	$14,311	—%
Premiums and policy fees:
Life	1,523	1,166	—	357	—
Annuities	19,066	—	—	19,066	—
Accident and health	3,896	613	(142)	3,141	(4.5)
Total premiums and policy fees	$24,485	$1,779	$(142)	$22,564	(0.6)%
December 31, 2009:
Life insurance in force	$120,162	$104,249	$—	$15,913	—%
Premiums and policy fees:
Life	1,691	1,229	—	462	—
Annuities	12,379	—	—	12,379	—
Accident and health	3,592	640	(12)	2,940	(0.4)
Total premiums and policy fees	$17,662	$1,869	$(12)	$15,781	(0.1)%
See accompanying report of independent registered public accounting firm.